                           PRELIMINARY PROXY MATERIAL

                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[ ]   Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to Section 240.14a-11(c) or
      Section 240.14a-12


                              BLUEGREEN CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)



Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[ ]   Fee computed below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      1)    Proposed maximum aggregate value of the transaction:

      2)    Total fee paid:

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)    Amount Previously Paid:

      2)    Form, Schedule or Registration Statement No.:

      3)    Filing Party:

      4)    Date Filed:

                          (Bluegreen Corporation Logo)

                              4960 BLUE LAKE DRIVE

                              BOCA RATON, FL 33431


                                October 21, 1998


Dear Stockholder:


     You are cordially invited to attend a Special Meeting of Stockholders (including any adjournment or postponement thereof, the "Special Meeting") of Bluegreen Corporation (the "Company") to be held at the Company's offices at 4960 Blue Lake Drive, Boca Raton, Florida, on the 20th day of November, 1998, at 10:00 a.m., local time.



     At the Special Meeting, you will be asked to consider and vote upon a proposal (the "Proposal") to approve a series of related transactions resulting in the issuance and sale by the Company of up to an aggregate of 5,882,354 shares of the Company's common stock, $.01 par value per share (the "Common Stock"), at a price per share equal to $8.50 to Morgan Stanley Real Estate Fund III, L.P., Morgan Stanley Real Estate Investors III, L.P.; MSP Real Estate Fund, L.P. and MSREF III Special Fund, L.P. (collectively, the "Purchasers") pursuant to a Securities Purchase Agreement (the "Purchase Agreement") dated as of August 14, 1998 by and among the Company and the Purchasers.



     Approval of the Proposal is being sought in compliance with the rules of the New York Stock Exchange ("NYSE"). The rules of the NYSE require stockholder approval as a prerequisite to the listing of shares in transactions, or series of related transactions, where the aggregate number of shares of Common Stock to be issued is or will be equal to or in excess of 20% of the number of shares outstanding immediately prior to such issuance. To date, the Company has sold 2,941,177 shares of Common Stock to the Purchasers in accordance with the Purchase Agreement. In order to comply with the rules of NYSE, the Purchase Agreement requires the Company to obtain stockholder approval of the Proposal prior to selling to the Purchasers more than an additional 1,151,508 shares of Common Stock (i.e., prior to exceeding the 20% amount referred to above). The Company believes that approval of the Proposal is an important part of its efforts to continue to strengthen the Company's financial condition and provide it with the resources necessary for continued growth.


     AFTER CAREFUL REVIEW, THE BOARD OF DIRECTORS OF THE COMPANY HAS DETERMINED THAT THE SALE OF COMMON STOCK TO THE PURCHASERS PURSUANT TO THE PURCHASE AGREEMENT IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS. THEREFORE, THE BOARD RECOMMENDS THAT YOU VOTE TO APPROVE THE PROPOSAL AT THE SPECIAL MEETING.

     As a stockholder, you have the opportunity to voice your opinion on the Proposal. Your vote is important. EVEN IF YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE BE SURE TO COMPLETE, SIGN AND RETURN THE PROXY CARD IN THE ENCLOSED, POSTAGE-PREPAID ENVELOPE AS PROMPTLY AS PRACTICABLE. You may revoke your proxy at any time before it is exercised at the Special Meeting or vote your shares personally if you attend the Special Meeting.

     Attached are a Notice of Special Meeting of Stockholders and a Proxy Statement containing a discussion of the Proposal. We urge you to read this material carefully.

     Thank you in advance for your participation and prompt attention.

Very truly yours,

/s/ George F. Donovan
George F. Donovan
President and Chief Executive Officer

                             BLUEGREEN CORPORATION
                              4960 BLUE LAKE DRIVE
                              BOCA RATON, FL 33431

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                          TO BE HELD NOVEMBER 20, 1998



     A Special Meeting of Stockholders (including any adjournment(s) or postponement(s) thereof, the "Special Meeting") of Bluegreen Corporation (the "Company") will be held at the Company's offices at 4960 Blue Lake Drive, Boca Raton, Florida, on the 20th day of November, 1998, at 10:00 a.m., local time, for the following purposes:



             1. To consider and vote upon a proposal to approve a series of related transactions resulting in the issuance and sale of up to an aggregate of 5,882,354 shares of the Company's common stock at a price per share equal to $8.50 to Morgan Stanley Real Estate Fund III, L.P., Morgan Stanley Real Estate Investors III, L.P., MSP Real Estate Fund, L.P. and MSREF III Special Fund, L.P. (collectively, the "Purchasers") pursuant to a Securities Purchase Agreement (the "Purchase Agreement") dated as of August 14, 1998 by and among the Company and the Purchasers.


             2. To transact such other business as may properly come before the
                Special Meeting or any adjournment(s) or postponement(s) thereof.

     Only stockholders of record at the close of business on October 7, 1998 will be entitled to receive notice of and to vote at the Special Meeting.

     A copy of the Purchase Agreement is attached as Appendix I to the Proxy Statement.

     WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE SPECIAL MEETING IN PERSON, PLEASE VOTE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU DO ATTEND THE SPECIAL MEETING, YOU MAY, IF YOU WISH, WITHDRAW YOUR PROXY AND VOTE IN PERSON.

By order of the Board of Directors,

/s/ Patrick E. Rondeau
Patrick E. Rondeau
Clerk

Boca Raton, Florida

October 21, 1998

                             BLUEGREEN CORPORATION
                              4960 BLUE LAKE DRIVE
                              BOCA RATON, FL 33431
                             ---------------------

                                PROXY STATEMENT
                    FOR THE SPECIAL MEETING OF STOCKHOLDERS

                          TO BE HELD NOVEMBER 20, 1998

                             ---------------------

                                  INTRODUCTION


     This Proxy Statement is being furnished to the holders of the common stock, par value $.01 per share (the "Common Stock"), of Bluegreen Corporation, a Massachusetts corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board") for use at a special meeting of the stockholders of the Company to be held at the Company's offices at 4960 Blue Lake Drive, Boca Raton, Florida, on the 20th day of November, 1998, at 10:00 a.m., local time, and at any adjournment(s) or postponement(s) thereof (the "Special Meeting"). This Proxy Statement and Notice of Special Meeting of Stockholders and the proxy card are first being mailed to stockholders of the Company on or about October 21, 1998.


PROPOSAL TO BE CONSIDERED AT THE SPECIAL MEETING


     At the Special Meeting, the stockholders of the Company will consider and vote upon a proposal (the "Proposal") to approve a series of related transactions resulting in the issuance and sale of up to an aggregate of 5,882,354 shares of the Common Stock at a price per share equal to $8.50 to Morgan Stanley Real Estate Fund III, L.P., Morgan Stanley Real Estate Investors III, L.P., MSP Real Estate Fund, L.P. and MSREF III Special Fund, L.P. (collectively, the "Purchasers") pursuant to a Securities Purchase Agreement (the "Purchase Agreement") dated as of August 14, 1998 by and among the Company and the Purchasers.



     Approval of the Proposal is being sought in compliance with the rules of the New York Stock Exchange ("NYSE"). The rules of the NYSE require stockholder approval as a prerequisite to the listing of shares in transactions in which the number of shares of Common Stock to be issued is or will be equal to or in excess of 20% of the number of shares outstanding immediately prior to such issuance. To date, the Company has sold 2,941,177 shares of Common Stock to the Purchasers in accordance with the Purchase Agreement (and therefore has the ability to sell up to an additional 1,151,508 shares under the Purchase Agreement). In order to comply with the rules of the NYSE, the Purchase Agreement requires the Company to obtain stockholder approval of the Proposal prior to selling to the Purchasers more than an additional 1,151,508 shares of Common Stock.



     THE BOARD (WITH THE EXCEPTION OF J. LARRY RUTHERFORD WHO ABSTAINED FROM VOTING ON APPROVAL AND RECOMMENDATION OF THE PURCHASE AGREEMENT BECAUSE OF A PRE-EXISTING BUSINESS RELATIONSHIP WITH AN AFFILIATE OF THE PURCHASERS) RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE PROPOSAL. See "THE PROPOSAL -- Board Recommendation; Reasons for the Transaction" and "THE PROPOSAL -- Interests of Certain Persons." As of the date of this Proxy Statement, the Board knows of no other business to come before the Special Meeting.


VOTING RIGHTS; VOTES REQUIRED FOR APPROVAL


     The Board has fixed the close of business on October 7, 1998 (the "Record Date") as the date for the determination of the stockholders entitled to notice of and to vote at the Special Meeting. Accordingly, only holders of record of Common Stock at the close of business on the Record Date will be entitled to notice of and to vote at the Special Meeting. At the close of business on the Record Date, there were 23,420,105 shares of Common Stock outstanding and entitled to vote at the Special Meeting.


     Each holder of record of the Common Stock on the Record Date is entitled to cast one vote per share in person or by proxy at the Special Meeting. Shares as to which a nominee (such as a broker holding shares in street name for a beneficial owner) has no voting authority in respect of matters before the Special Meeting will be deemed represented for quorum purposes but will not be deemed to be voting on such matters and, therefore, will not be counted as negative votes as to such matters. The affirmative vote of a majority of the shares of Common Stock represented in person or by properly executed proxies is required to approve the Proposal.


     Adoption of the Proposal requires the affirmative vote of a majority of the votes cast by the holders of shares of Common Stock entitled to vote thereon, provided that, pursuant to NYSE rules, the total number of votes cast represents at least 20% of the outstanding shares of Common Stock. Additionally, NYSE rules require that affirmative votes cast by the Purchasers or any Permitted Transferees not be counted as such, unless a majority of all other votes cast by holders of shares of Common Stock are cast in favor of the Proposal. Shares of Common Stock owned by the Purchasers are eligible to be counted for purposes of determining if a quorum is present at the Special Meeting.

PROXIES

     All shares of Common Stock represented by properly executed proxies received prior to or at the Special Meeting and not revoked will be voted in accordance with the instructions indicated in such proxies. If no instructions are indicated, such proxies will be voted "FOR" the Proposal and in the discretion of the persons named in the proxy on such other matters as may properly be presented at the Special Meeting.

     A stockholder may revoke his or her proxy at any time prior to its use by delivering to the Clerk of the Company at 4960 Blue Lake Drive, Boca Raton, Florida 33431 a signed notice of revocation or a later dated proxy, or by attending the Special Meeting and voting in person. Attendance at the Special Meeting will not in itself constitute the revocation of a proxy.


     All of the directors and executive officers of the Company and certain other related stockholders have agreed to vote or cause to be voted all shares of Common Stock beneficially owned by them in favor of the Proposal. Such directors, executive officers and related stockholders owned 3,756,594 shares of Common Stock as of August 31, 1998, representing approximately 16.1% of the Company's shares outstanding as of such date.


     All costs of solicitation will be borne by the Company. The solicitation is to be principally conducted by mail and may be supplemented by telephone and personal contacts by directors, executive officers and regular employees of the Company, without additional remuneration. Arrangements will be made with brokerage houses, banks and custodians, nominees and other fiduciaries to forward solicitation materials to the beneficial owners of shares held of record. The Company will reimburse such persons for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

                       MARKET PRICES FOR THE COMMON STOCK

     The Common Stock is traded on the New York Stock Exchange and the Pacific Stock Exchange (symbol "BXG"). Set forth below is certain information with respect to the closing sale price of the Common Stock during the periods indicated. The Company has not paid any dividends on its Common Stock during the periods indicated.


FISCAL 1999                                                    HIGH     LOW
-----------                                                    -----   -----
3rd Quarter (through October 15, 1998)......................  $7 7/8  $4 3/8
2nd Quarter.................................................  $10 1/4 $7 7/16
1st Quarter.................................................  $11 1/2 $7 5/8

FISCAL 1998
-----------
4th Quarter.................................................  $8 5/8  $4 1/4
3rd Quarter.................................................  $5 1/8  $4 1/8
2nd Quarter.................................................  $4 1/4  $2 3/4
1st Quarter.................................................  $3 3/4  $2 3/4

FISCAL 1997
-----------
4th Quarter.................................................  $3 3/8  $2 5/8
3rd Quarter.................................................  $3 3/8  $2 3/8
2nd Quarter.................................................  $4 1/8  $2 7/8
1st Quarter.................................................  $4 5/8  $3 3/4



     On August 13 , 1998, the last business day prior to the date on which the signing the Purchase Agreement was publicly announced, the last reported sale price for the Common Stock was $8 7/8 per share. On October 15, 1998 (the most recent practicable date before printing this Proxy Statement), the last reported sale price for the Common Stock was $5 5/8 per share. THE COMPANY'S STOCKHOLDERS ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR THE COMMON STOCK.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


     The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of August 31, 1998 by (a) each Director, (b) the Chief Executive Officer and the four other executive officers who were most highly compensated during the last fiscal year, (c) all current Directors and executive officers as a group and (d) all persons known to be the beneficial owners of more than five percent of the Company's outstanding Common Stock. A nominal amount of Common Stock held by certain executive officers under the Company's 401(k) profit sharing plan has been excluded from the table. Unless otherwise noted, each stockholder has sole voting and investment power with respect to the shares of Common Stock listed.

                                                                                      SHARES OF
                                                                                       COMMON
                                                                                        STOCK
                                                                        OPTIONS     ISSUABLE UPON
                                                                      EXERCISABLE   CONVERSION OF   TOTAL SHARES      PERCENT
                                               DIRECTOR    COMMON      WITHIN 60     DEBENTURES     BENEFICIALLY     OF SHARES
                 NAME                    AGE    SINCE       STOCK        DAYS       AND NOTES(1)       OWNED       OUTSTANDING(2)
                 ----                    ---   --------   ---------   -----------   -------------   ------------   --------------
Joseph C. Abeles(3)....................  83      1987       443,601      15,250         442,065        900,916           3.8%
John F. Chiste.........................  42        --            --       6,000              --          6,000             *
George F. Donovan......................  59      1991       102,074     294,876              --        396,950           1.7%
Ralph A. Foote.........................  75      1987        13,832     112,185              --        126,017             *
Michael J. Franco......................  30      1998            --          --              --             --            --
L. Nicolas Gray........................  51        --            --      12,300              --         12,300             *
John A. Henry..........................  32      1998            --          --              --             --            --
Daniel C. Koscher......................  42        --         1,218     116,814              --        118,032             *
Frederick M. Myers(4)..................  75      1990        34,398     106,223              --        140,621             *
Patrick E. Rondeau.....................  52        --        11,339     102,138              --        113,477             *
J. Larry Rutherford....................  52      1997            --       5,000              --          5,000             *
Stuart A. Shikiar(5)...................  53      1994       721,182      47,288          80,145        848,615           3.6%
Bradford T. Whitmore(6)................  42      1990       758,146     100,261              --        858,407           3.7%
All Directors and executive officers as
  a group (17 persons).................  --        --     2,088,648     974,172         522,210      3,585,030          14.4%
Grace Brothers, Ltd.
1560 Sherman Avenue
Suite 900
Evanston, Illinois 60201(7)............  --        --     1,676,766          --       1,782,244      3,459,010          13.7%
Friess Associates of Delaware, Inc.
3908 Kennett Pike
Greenville, Delaware 19807(7)..........  --        --     1,206,000          --              --      1,206,000           5.2%
Morgan Stanley Dean Witter & Co., Inc.
1221 Avenue of the Americas
New York, NY 10020(7)(8)...............  --        --     2,941,177          --              --      2,941,177          12.6%

---------------

* Less than 1%
(1) The conversion prices of $8.24 per share and $3.92 per share (the conversion prices on August 31, 1998) are used to determine the shares of Common Stock into which the Company's 8.25% convertible subordinated debentures due 2012 (the "Debentures") and the Company's 8.00% convertible subordinated notes payable due 2002 (the "Convertible Notes") are convertible, respectively. As of August 31, 1998, there was an aggregate of $34.4 million principal amount of the Debentures outstanding and $6.0 million principal amount of Convertible Notes outstanding, respectively. Conversion prices under the Debentures and the Convertible Notes are subject to adjustment in certain circumstances; no adjustment is required in connection with the issuance of shares of Common Stock under the Purchase Agreement.

(2) The denominator used to calculate the percentage of shares outstanding includes shares issuable upon conversion of any Debentures and Notes held by the applicable stockholder or group and upon exercise of any options that are exercisable within 60 days and held by the applicable stockholder or group, plus 23,404,605 shares outstanding on August 31, 1998.

(3) Includes 11,574 shares and 36,407 shares issuable upon the conversion of $300,000 aggregate principal amount of Debentures held by Mr. Abeles' wife and 50,000 shares and 16,018 shares issuable upon the conversion of $132,000 aggregate principal amount of Debentures held by family trusts for which he disclaims beneficial ownership.
(4) Includes 34,398 shares of Common Stock held by Mr. Myers' wife for which he disclaims beneficial ownership.
(5) Includes 3,034 shares of Common Stock issuable upon the conversion of $25,000 aggregate principal amount of Debentures held by a family trust for which Mr. Shikiar disclaims beneficial ownership. Also includes 534,706 shares of Common Stock and 15,169 shares issuable upon the conversion of $125,000 aggregate principal amount of Debentures over which Mr. Shikiar exercises voting and investment power.
(6) Mr. Whitmore is a general partner of Grace Brothers, Ltd. Mr. Whitmore exercises shared voting and investment power with respect to shares held by Grace Brothers, Ltd and disclaims beneficial ownership of such shares except to the extent of his proportionate interest therein.

(7) Based on the most recent (as of August 31, 1998) Form 13F, 13G or 13D (as applicable) filed with the Securities and Exchange Commission.

(8) Reflects the aggregate investment by the following affiliates of Morgan Stanley Dean Witter & Co., Inc.: Morgan Stanley Real Estate Fund III, L.P., Morgan Stanley Real Estate Investors III, L.P., MSP Real Estate Fund, L.P. and MSREF III Special Fund, L.P.


                                  THE PROPOSAL

GENERAL


     The purpose of the Special Meeting is to consider and vote on the Proposal to approve a series of related transactions resulting in the issuance and sale of up to an aggregate of up to 5,882,354 shares of Common Stock to the Purchasers at a price of $8.50 per share, pursuant to and in accordance with the terms of the Purchase Agreement.



     Pursuant to the terms of the Purchase Agreement, on August 14, 1998 (the "Closing Date"), the Company issued and sold to the Purchasers a total of 2,941,177 shares of Company Common Stock for an aggregate purchase price of $25 million, and the Purchasers agreed to purchase up to an additional 2,941,177 shares of Company Common Stock for an aggregate purchase price of $25 million over the eighteen month period commencing on the Closing Date. The purchase price per share for all shares of Common Stock issued or issuable under the Purchase Agreement is $8.50 (subject to adjustment for stock dividends, stock splits and similar changes in capitalization). The last reported sale price of the Common Stock on the New York Stock Exchange ("NYSE") on August 13, 1998 (the last trading day prior to the Closing Date) was $8 7/8, and on October 15, 1998 (the most recent practicable date before the printing of this Proxy Statement), the last reported sale price was $5 5/8. See "MARKET PRICES FOR THE COMMON STOCK." The shares issued and issuable to the Purchasers have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and were and will be sold in private placement transactions. The Purchasers have certain rights described herein to have their shares of Common Stock registered under the Securities Act in the future. See "THE PROPOSAL -- Related Transactions -- Registration Rights Agreement."


     A COPY OF THE PURCHASE AGREEMENT IS ATTACHED HERETO AS APPENDIX I AND INCORPORATED HEREIN BY REFERENCE. STOCKHOLDERS ARE URGED TO READ THE PURCHASE AGREEMENT IN ITS ENTIRETY.


NEW YORK STOCK EXCHANGE RULES



     Stockholders are being asked to consider and vote upon the Proposal in order to satisfy the requirements of the NYSE. The NYSE, on which the Common Stock is listed, requires stockholder approval as a prerequisite to the listing of shares in several instances, including transactions where the number of shares of Common Stock to be issued in a transaction or series of related transactions is or will be equal to or in excess of 20% of the number of shares outstanding immediately prior to such issuance (the "Threshold Amount").



     In accordance with the terms of the Purchase Agreement, as of the date of this Proxy Statement the Company had issued and sold to the Purchasers 2,941,177 shares of Common Stock, representing 14.4% of the shares of Common Stock outstanding immediately prior to the Closing Date. In order to comply with the requirements of the NYSE, the Purchase Agreement contains a condition that requires the Company to obtain stockholder approval of the Proposal prior to issuing and selling to the Purchasers more than an additional 1,151,508 Remaining Shares (i.e., the number that would exceed the 20% threshold referred to above). Thus, by approving the Proposal, stockholders will be eliminating one of the conditions to the Company's issuance and sale of, and the Purchasers' ability to purchase, shares of Common Stock in excess of the Threshold Amount.


     THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSAL. See "THE PROPOSAL -- Board Recommendations; Reasons for the Transactions." The Company's financial advisor, Ladenburg Thalmann & Co, Inc. ("Ladenburg Thalmann"), has delivered to the Board a written opinion dated August 13, 1998, to the effect that, as of such date and based upon and subject to certain matters stated in such opinion, the consideration to be received by the Company from the Purchasers for the 5,882,354 shares of Common Stock to be issued and sold in accordance with the terms of the Purchase Agreement is fair, from a financial point of view, to the public stockholders of the Company. THE FULL TEXT OF THE FAIRNESS OPINION RECEIVED BY THE COMPANY FROM LADENBURG THALMANN IS ATTACHED HERETO AS APPENDIX
II. STOCKHOLDERS ARE URGED TO READ SUCH OPINION IN ITS ENTIRETY.


SUMMARY OF CERTAIN TERMS OF PURCHASE AGREEMENT



     The following is a summary of certain provisions of the Purchase Agreement. This summary is not intended to be a complete statement of all material provisions of the Purchase Agreement and is subject to and qualified in its entirety by reference to the Purchase Agreement itself.


     Initial Sale and Purchase of the Common Stock. On the Closing Date, and in accordance with the terms of the Purchase Agreement, the Company sold to the Purchasers 2,941,177 shares of Common Stock at a purchase price per share of $8.50 for an aggregate purchase price of $25 million.

     Subsequent Sales and Purchases of Common Stock. Subject to the terms and conditions of the Purchase Agreement (as are more fully described below under "Conditions to Subsequent Sales and Purchases of Common Stock"), the Company shall, at its election, sell to the Purchasers, and the Purchasers shall be required to purchase from the Company, at any time and from time to time (each such time, a "Subsequent Closing Date"), during the eighteen month period commencing on the Closing Date (the "Commitment Period"), up to an aggregate of 2,941,177 additional shares (subject to adjustment in certain circumstances) of Common Stock (the "Remaining Shares") at a purchase price per share of $8.50 (subject to adjustment in certain circumstances), for an aggregate purchase price of $25 million.


     In the event that (i) on or prior to expiration of the Commitment Period, the Company has not offered to sell to the Purchasers all of the Remaining Shares or (ii) the Purchasers receive notice from the Company of a "Change of Control" (as defined below), or the execution by the Company of a definitive agreement which will result in a Change of Control, and the satisfaction or waiver of all conditions of closing required under the terms of such definitive agreement, then, in each such case, the Purchasers shall have the right, but not the obligation, to purchase any or all Remaining Shares not sold to the Purchasers as of such date at a purchase price per share of $8.50 (subject to adjustment in certain circumstances), within 15 business days of the end of the Commitment Period or receipt of the notice described in (ii) above, as applicable. A Change of Control is defined in the Purchase Agreement to mean:
(i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company and its subsidiaries; or (ii) a majority of the Board of Directors of the Company shall consist of persons who are not Continuing Directors (as such term is defined in the Purchase Agreement) of the Company; or (iii) the acquisition by any person or Group (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), but excluding Purchasers or their Permitted Transferees or any of their respective affiliates) of the power, directly or indirectly, to vote or direct the voting of securities having more than 50% of the total voting power for the election of directors of the Company or of any direct or indirect holding company thereof. Notwithstanding the foregoing, the Purchasers' right to purchase any Remaining Shares upon expiration of the Commitment Period under clause (i) above is subject to satisfaction of either of the following conditions (which are conditions to the Purchasers' right to purchase any Remaining Shares in connection with a Change of Control under clause (ii) above):


          a. the Company achieving total revenues of at least $220,000,000 for the 12-month period ended on the last day of the third full fiscal quarter after the Closing Date; or

          b. the Company achieving net income (excluding write-offs) of at least $15,000,000 for the 12-month period ended on the last day of the third full fiscal quarter after the Closing Date.


     Representations and Warranties. The Purchase Agreement contains various representations and warranties of the parties thereto. The Company's representations include representations as to the Company's corporate organization and qualification, the Company's subsidiaries, capitalization, authority, Securities and Exchange Commission ("SEC") filings and securities law matters, financial statements, compliance with applicable laws, legal proceedings, employee benefits, absence of certain changes to the business of the Company and each Company subsidiary, brokers and finders, licenses and permits, the validity and binding effect of material agreements, properties and insurance, taxes, environmental matters, and absence of certain unlawful business practices. The representations of the Purchasers include representations as to authority and investment representations customary in a private placement transaction.

     Conditions to Subsequent Sales and Purchases of Common Stock. The Purchasers' obligation to purchase, and the Company's obligation to sell, any Remaining Shares on each Subsequent Closing Date are subject to, in each case, satisfaction or waiver of the following conditions, among others, contained in the Purchase Agreement on or prior to each Subsequent Closing Date:


          a. The representations and warranties contained in the Purchase Agreement must be true and correct in all material respects on and as of the date of each Subsequent Closing Date, with the same effect as though made on or as of each Subsequent Closing Date (except for representations and warranties that speak as of a specific date other than such Subsequent Closing Date (which need only be true and correct in all material respects as of such date)), and the parties shall have performed all obligations and complied in all material respects with all agreements, undertakings, covenants and conditions required under the Purchase Agreement and the ancillary documents to be performed by the Company at or prior to each Subsequent Closing.


          b. There shall not be in effect any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the sale and purchase of the Remaining Shares to be purchased by the Purchasers at any subsequent closing.

          c. Each of the parties shall have delivered to the other a certificate, dated as of each Subsequent Closing Date, to the effect that the foregoing conditions have each been satisfied.


          d. The Remaining Shares to be issued to the Purchasers on each Subsequent Closing Date shall be approved for listing on the NYSE and the Pacific Stock Exchange (or such other national securities exchange or securities trading system on which the Common Stock is listed), subject to official notice of issuance and notice of results of the stockholder vote at the Special Meeting prior to issuance of Common Stock to the Purchasers resulting in ownership by the Purchasers of an aggregate of 20% or more of the outstanding shares of Common Stock as of August 14, 1998 (the "Threshold Date").


          e. For any Remaining Shares to be issued on or after the Threshold Date, the stockholders of the Company shall have duly approved the issuance of such shares of Common Stock pursuant to the Purchase Agreement in accordance with the rules of the NYSE.

          f. All permits, consents, authorizations, orders and approvals of, and filings and registrations with any governmental entity or any other person required to be made or obtained under federal or state law, rule or regulation in connection with the consummation of the transaction contemplated by the Purchase Agreement on any Subsequent Closing Date shall have been obtained or made and all statutory waiting periods thereunder shall have expired, in each case, without the imposition of any terms or conditions which, either individually or in the aggregate, are unduly burdensome to the affected party or any of its affiliates or such that, had they been known prior to the date of execution of the Purchase Agreement, it is reasonable to conclude that the affected party would not have entered into the Purchase Agreement or the transactions contemplated thereby.

     In addition to the foregoing, the Purchasers' obligation to purchase any Remaining Shares is conditioned on the satisfaction or waiver of the following:


          a. The Company paying to the Purchasers the costs and expenses incurred by the Purchasers in connection with each Subsequent Closing, which cost and expenses shall include all reasonable out-of-pocket costs and expenses incurred by the Purchasers arising in connection with the consummation of each Subsequent Closing, including, without limitation, all filing fees, travel expenses and reasonable fees and expenses of the Purchasers' counsel, accountants and consultants. In no event shall the Company's aggregate reimbursement obligations pursuant to the Purchase Agreement exceed $250,000.

          b. Since the Closing Date, there shall not have been any change, event, occurrence or development in the assets, business, properties, liabilities, business affairs, condition (financial or otherwise), or results of operations of the Company or any Company subsidiary that has had or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. The term Material Adverse Effect is defined as: any event, circumstance, change, development or effect which individually or in the aggregate would have a material adverse effect on
     (i) the assets, business, properties, liabilities, condition (financial or otherwise), or results of operations of the Company and the Company's subsidiaries taken as a whole, (ii) the ability of the Company or any subsidiary to perform its obligations under the Purchase Agreement or the Ancillary Documents or (iii) the validity or enforceability of the Purchase Agreement or any of the Ancillary Documents or the rights or remedies of Purchasers thereunder.



          c. (i) Trading generally shall not have been suspended or materially limited on or by, as the case may be, either the NYSE or the Pacific Stock Exchange; (ii) trading of any securities of the Company or any subsidiary shall not have been suspended on the NYSE or the Pacific Stock Exchange;
     (iii) a general moratorium on commercial banking activities in New York shall not have been declared by either Federal or New York State Authorities; and (iv) there shall not have occurred an outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that in any such case, in the Purchasers' judgment, is material and adverse to the Company.


     No Termination of Obligations Upon Change of Control. The Company is obligated to notify the Purchasers, (i) of the execution by the Company of a definitive agreement with any person which will result in a Change of Control,
(ii) of the satisfaction of waiver of all conditions of closing required under the terms of such definitive agreement, and (iii) immediately upon consummation of a Change of Control. Upon a Change of Control of the Company, all rights and obligations of the Purchasers who own any shares of Common Stock pursuant to the Purchase Agreement shall continue in full force and effect unless the Purchasers dispose of all of their shares of Common Stock as part of such Change of Control. See "THE PROPOSAL -- Subsequent Sales and Purchases of Common Stock."


     Lock-up; Restrictions on Sale or Transfer. As indicated above, the shares of Common Stock issuable to the Purchasers under the Purchase Agreement were issued in a private placement transaction and have not been registered under the Securities Act. The Purchasers have agreed not to sell or transfer their shares of Common Stock absent registration or a valid exemption from registration under the Securities Act. In addition, prior to the earlier to occur of (x) the second anniversary of the Closing Date or (y) six months following the first date on which all shares of Common Stock to be sold under the Purchase Agreement shall have been acquired by the Purchasers, but in no event earlier than the date that is eighteen months from the Closing Date (the "Lock-Up Period"), none of the Purchasers will, directly or indirectly, offer, sell, transfer, assign, pledge, hypothecate or otherwise dispose of (any such act, a "Transfer") any shares of Common Stock purchased under the Purchase Agreement, except for (i) a Transfer by a Purchaser to a Permitted Transferee (as such term is defined in the Purchase Agreement), PROVIDED that prior to such Transfer each such Permitted Transferee consents in writing to be bound by the restrictions on Transfer set forth in the Purchase Agreement, makes certain representations and warranties set forth in the Purchase Agreement to the Company and assumes all other rights and obligations of such Purchaser under the Purchase Agreement; (ii) a Transfer to the Company or a wholly-owned direct or indirect subsidiary of the Company; and (iii) a Transfer pursuant to a sale, merger or consolidation in which the Company is a constituent corporation, or upon a Change of Control.



     Following the Lock-Up Period or the consummation of a Change of Control or delivery of a notice that describes the events surrounding a Change of Control as discussed above, each Purchaser and Permitted Transferee may, in its sole discretion, freely and without limitation, Transfer any shares of Common Stock owned by it, subject to compliance with all applicable law (including, without limitation, compliance with federal and state securities laws). If a Change of Control transaction is terminated prior to its completion, the Purchasers' right to transfer any shares of Common Stock held by them shall be again subject to the restrictions on Transfer contained in the Purchase Agreement.

     Board Representation. As a condition to the initial sale of Common Stock to the Purchasers under the Purchase Agreement, the Company agreed to (i) elect two Purchaser Designees (as such term is defined in the Purchase Agreement) to the Company's Board of Directors and (ii) amend the Company's by-laws to, among other things, provide that the provisions of Chapter 156B, section 50A ("sec.50A") of the Massachusetts General Laws with respect to staggered terms for directors shall apply to the Company. In accordance therewith, on August 13, 1998, the Company (i) opted into the provisions of sec.50A and amended and restated its by-laws to provide for a classified board of directors consisting of three classes as nearly equal in size as possible, (ii) expanded its Board of Directors by two positions, and (iii) elected Michael J. Franco and John A. Henry as designees of the Purchasers to fill the vacancies created by such expansion. The terms of the Board's current members are staggered as follows:
Joseph C. Abeles, Ralph A. Foote and Mr. Henry will serve in the class whose term expires in 1999; Frederick M. Myers, J. Larry Rutherford and Stuart A. Shikiar will serve in the class whose term expires in 2000; and George F. Donovan, Bradford T. Whitmore and Mr. Franco will serve in the class whose term expires in 2001. Directors within a class serve until their successors have been duly elected and qualified. The amended and restated by-laws provide that directors may be removed only for cause by the affirmative vote of the holders of a majority in voting power of the shares issued, outstanding and entitled to vote and, any vacancy, however occurring, including a vacancy resulting from an enlargement of the Board, may only be filled by a vote of a majority of the directors then in office. In accordance with its obligations under the Purchase Agreement, the Company's Board has appointed Michael J. Franco to the Board's audit and nominating committees.



     In addition, the Purchase Agreement provides that, for so long as the Purchasers and the Permitted Transferees own, in the aggregate at least 70% of the aggregate number of shares of Common Stock actually issued to the Purchasers pursuant to the Purchase Agreement (the "Required Interest"), the Purchasers shall be entitled to designate an aggregate of two directors on the management slate of nominees to the Company's Board of Directors (the "Purchaser Designees"), except the foregoing number of directors shall be reduced to the extent one or more Purchaser Designees have been elected to and are serving on the Board of Directors and are not then standing for re-election (i.e., they are in a class which is not being elected at the meeting). In the event that the aggregate interest owned by the Purchasers and the Permitted Transferees shall be less than the Required Interest but equal to or greater than at least 50% of the aggregate number of shares of Common Stock actually issued to the Purchasers pursuant to the Purchase Agreement (the "Minimum Interest"), and the Purchasers currently have two Purchaser Designees serving on the Board of Directors, then the Purchasers shall cause one of the two Purchaser Designees to resign within ten business days, the Board of Directors shall be reduced by one member and thereafter the Purchasers shall be entitled to designate one member on the management slate of nominees to the Company's Board of Directors (until such time as the aggregate interest owned by the Purchasers and the Permitted Transferees shall be less than the Minimum Interest, whereupon Purchasers shall within ten business days cause the remaining Purchaser Designee to resign and the Purchasers shall have no further rights to designate any persons to the Company's Board of Directors) except the foregoing shall not apply to the extent the Purchaser Designee has been elected to and is serving on the Board of Directors and is not then standing for re-election. At least ninety days prior to each annual meeting of stockholders at which a Purchaser Designee will stand for election, the Purchasers shall provide written notice to the Company indicating the Purchaser Designee(s) to be nominated at such annual meeting, and such notice shall set forth as to each person proposed for nomination all information relating to such person as required to be disclosed for the election of directors pursuant to Regulation 14A under the Exchange Act.



     The Company has committed to use its reasonable best efforts at all times to take such action as is necessary to ensure nomination, recommendation and election of the Purchaser Designees to the Board of Directors as provided above. As a condition precedent to the inclusion of any Purchaser Designee on any slate of nominees, the Board may review the information provided with respect to each Purchaser Designee to evaluate in good faith such Purchaser Designee's character and fitness to serve as a director. If the Board determines in good faith that any such Purchaser Designee lacks the character or fitness to serve as a director based on applicable legal and reasonable commercial standards, the Purchasers shall then have the right to propose an alternative Purchaser Designee who is reasonably acceptable to the Company. All Purchaser Designees elected to the Board of Directors shall receive, during the period in which they serve, any and all benefits (including without limitation any director compensation and grants of stock options under the 1998 Nonemployee Director Plan) provided to the other non-employee members of the Board of Directors of the Company.



     For as long as any Purchaser or Permitted Transferee has the right to designate at least one director on a management slate of nominees to the Company's Board of Directors, the Company has committed to use reasonable best efforts to cause the Board of Directors and the stockholders of the Company not to increase the members of the Board of Directors above nine without the prior written consent of each Purchaser and Permitted Transferee, which consent may be withheld in the Purchasers and Permitted Transferees' reasonable discretion. In the event of a vacancy (either by death, removal or resignation) of a director other than a Purchaser Designee which does not cause the total number of directors to be less than seven, the Company shall use reasonable best efforts to cause the Board of Directors not to appoint a replacement to fill such vacancy without the prior written consent of the Purchasers and Permitted Transferees, which consent may be withheld in their reasonable discretion.



     For as long as Purchasers and the Permitted Transferees own, in the aggregate, at least a Minimum Interest and the Purchaser Designees are serving on the Board of Directors, the Purchasers and the Permitted Transferees shall vote all of their shares of Common Stock for election of the management slate of nominees to the Company's Board of Directors. In addition, the Purchasers have committed to vote all of their shares of Common Stock in favor of the Proposal.



     If at any time the Purchasers and the Permitted Transferees are entitled to designate one or more nominees to the Board of Directors and the Purchasers do not have a representative on the Board, so long as the Purchasers and the Permitted Transferees own, in the aggregate, at least the Minimum Interest, the Company is obligated to permit two representatives (or in the case that the Purchasers are entitled to designate only one nominee to the Board, only one representative) of the Purchasers to attend, but not vote, as observers at each meeting of the Board or any committee of the Board empowered to act with full authority of the entire Board, provided that each such representative executes and delivers to the Company a confidentiality agreement in a form reasonably satisfactory to the Company.


     Subject to availability on reasonable terms and at reasonable costs, for so long as any Purchaser Designee remains on the Board of Directors, the Company agreed to use reasonable best efforts to maintain directors' and officers' liability insurance with financially sound and reputable insurers at a level of coverage of at least $10,000,000.


     Board of Directors Approvals. For so long as Purchasers and the Permitted Transferees own, in the aggregate, at least the Required Interest, the following actions by the Company or any subsidiary shall require the affirmative vote of at least one of the Purchaser Designees prior to the effectiveness or consummation of such action (provided that if the Purchasers do not have a representative on the Board of Directors as a result of the failure of the Company to nominate any Purchaser Designee or failure of the stockholders of the Company to elect any Purchaser Designee, then such action shall require the approval of the Purchasers and Permitted Transferees holding a majority of the shares issued pursuant to the Purchase Agreement):



          a. the consolidation or merger of the Company with or into another Person (as such term is defined in the Purchase Agreement); the sale of all or substantially all of the assets of the Company; or, except for sales of receivables under a specified existing purchase facility (up to an aggregate of $200,000,000), the sale, assignment, transfer, lease, conveyance or other disposal of property or assets of the Company or any subsidiary in one or more related transactions where the aggregate consideration paid exceeds $50,000,000;


          b. the purchase or other acquisition of the business, assets or securities of any other Person (whether by merger, another form of business combination or otherwise) in one or more related transactions where the aggregate consideration paid (exclusive of any future development costs) exceeds $50,000,000;

          c. the issuance of Senior Securities (as such term is defined in the Purchase Agreement), or authorization of the issuance of any securities convertible into or exchangeable for, or options, warrants or other rights to acquire, any Senior Securities;


          d. the issuance of Parity Securities (as such term is defined in the Purchase Agreement), in excess of 8% of the then issued and outstanding shares of Common Stock or at a price per share that is less then $8.50, any time prior to expiration of the Commitment Period unless all of the Remaining Shares have been issued to the Purchasers or the stockholders have failed to approve the Proposal; provided, however, that such restriction shall not be applicable to the issuances (i) to the Purchasers or a Permitted Transferee pursuant to the Purchase Agreement, or (ii) of securities upon conversion or exercise of any options, notes or debentures outstanding as of the Closing Date, or (iii) grants of options or issuances of securities upon exercise thereof pursuant to any existing director or employee stock option or stock benefit plan approved by the Board of Directors;



          e. the incurrence of any Indebtedness (as such term is defined in the Purchase Agreement) by the Company or any subsidiary in an aggregate principal amount which would cause the Company's Total Debt to Total Market Capitalization Ratio to be equal to or greater than 50%. The Purchase Agreement defines Total Debt to Total Market Capitalization to mean, as of any particular date, the ratio of (i) the Company's total indebtedness (but excluding any indebtedness arising from pledged or hypothecated receivables (land or timeshare) of the Company or any subsidiary) less unrestricted cash of the Company to (ii) the Company's total market capitalization (i.e., market value of the issued and outstanding Common Stock) plus the Company's total indebtedness;


          f. the declaration or payment of any dividend (other than a stock dividend) or distribution on the shares of Common Stock, or the repurchase, redemption or other acquisition of shares of Common Stock (other than in connection with "cashless" exercises of options);

          g. any amendment to the Restated Articles of Organization or bylaws of the Company which could reasonably be expected to conflict with the terms of the Purchase Agreement;

          h. the entry into a material line of business that is unrelated to or materially different from the Timeshare/Residential Business (as such term is defined in the Purchase Agreement);


          i. the entry into any transaction with any affiliate of the Company other than transactions entered into with subsidiaries; and



          j. the authorization or issuance of any capital stock of any subsidiary, or any options, rights, warrants or securities convertible into or exchangeable for any capital stock of any subsidiary.



     Preemptive Rights. If the Company proposes to undertake an issuance of New Securities (as defined below) for cash, each Purchaser and Permitted Transferee that owns any shares of Common Stock on the date of issuance has the right to purchase its "proportionate share" of such New Securities. Each Purchaser and Permitted Transferee that owns any shares of Common Stock on such date also has the right of over allotment such that, if any Purchaser or Permitted Transferee fails to exercise its rights to purchase its proportionate share of New Securities to the fullest extent permitted, the other Purchasers and Permitted Transferees may purchase its proportionate share of New Securities that such Purchaser or Permitted Transferee elected not to purchase.


     The term "New Securities" means (i) any capital stock of the Company, (ii) any rights, options or warrants to purchase any such capital stock, or to purchase any securities of any type whatsoever that are, or may become, convertible into or exercisable for any such capital stock, and (iii) any securities of any type whatsoever that are, or may become, convertible into or exercisable for any such capital stock; provided, however, that "New Securities" shall not include (A) shares of Common Stock issued upon conversion or exercise of options, debentures, notes, warrants or rights outstanding as of the Closing Date, (B) securities issued pursuant to the acquisition of another corporation or legal entity by the Company by merger, consolidation, purchase of all or substantially all of such other entity's assets, or acquisition transaction in which the Company participates on an arm's length basis, (C) securities (including options) issued in connection with any director or employee stock option plan approved by the Board of Directors and the stockholders of the Company, or any shares of Common Stock issued to any employee or officer for his own investment and as part of a bona fide compensation plan approved by the Board, (D) any securities issued in replacement of, or as dividends attributable to, any securities of the Company outstanding as of the date hereof, (E) any securities issued to all holders of shares of Common Stock on a pro rata basis, (F) any securities issued (including, without limitation, any rights and any securities issued upon the exercise of such rights or upon conversion of any securities issued upon exercise of such rights) in connection with a stockholders rights plan approved by the Board of Directors or (G) any securities issued upon conversion or exercise of New Securities that the Purchasers previously elected not to purchase or as to which such purchase rights did not apply.



     Financing Fees; Advisory Fees. For so long as the Purchasers and Permitted Transferees own, in the aggregate, at least the Minimum Interest, if the Board of Directors authorizes the Company to finance or refinance the Company or any of the Company's assets either through debt or equity offerings (other than securitizations of installment land and/or timeshare receivables), or determines to sell all or substantially all of the assets of the Company or of all of its subsidiaries, or to consolidate or merge into or with any other Person (whether or not the Company continues as the surviving person), or to acquire all or substantially all of the assets, business or securities of any other Person and elects to utilize the services of any investment or financial advisor or commercial (but excluding commercial banking services that are incidental to such debt or equity offerings) or investment banking firm in connection therewith, Morgan Stanley, Dean Witter & Co. or any Affiliate or subsidiary thereof ("MSDW") shall have the exclusive right to act as the Company's financial agent and advisor and to manage such financings or offerings (provided that MSDW has reasonable experience in the areas for which such services are to be provided, and provided further that the Board of Directors, in its reasonable judgment, has not determined that there exists any actual or potential conflict of interest with regard to such representation (but not including a conflict of interest that may exist as a result of the Purchasers' ownership interest in the Company)), and, as compensation for such services shall be entitled to receive a fee equal to the then current market rate for similar financings, offerings or transactions.


     Adjustments to Purchase Price per Share. If, during the Commitment Period, the Company shall declare or pay a dividend on the Common Stock payable in shares of Common Stock or in rights to acquire Common Stock, or shall effect a stock split or reverse stock split, or a combination, consolidation or reclassification of the Common Stock, then the $8.50 price per share shall be proportionately decreased or increased, as appropriate, to give effect to such event.


     Use of Proceeds. The net proceeds to be received by the Company from the sale and issuance of any shares of Common Stock to the Purchasers under the Purchase Agreement shall be used for the purpose of funding future acquisitions and development plans, expanding the Company's operations, repaying indebtedness and such other items as the Board of Directors may approve from time to time. Notwithstanding the foregoing, the Purchase Agreement permits the Company, at its discretion, to utilize up to $34 million of the proceeds for the purpose of funding the repurchase of all or any portion of the Company's 8.25% convertible subordinated debentures due 2012 if the Company elects to call such debentures and the holders' of the debentures elect to receive cash rather than converting the debentures into Common Stock. As of the date of this Proxy Statement, the Company has not elected to call the Debentures, although it has the right and may elect to do so at any time.


BOARD RECOMMENDATION; REASONS FOR THE TRANSACTION

     In reaching its decision to approve the Purchase Agreement, the Board consulted with Ladenburg Thalmann and the Company's legal advisors and primarily considered the following factors:

     1. The ability to control the amount and timing of sales of Remaining Shares to the Purchasers for an extended period of time;


     2. The purchase price per share under the Purchase Agreement in comparison to the 30 day trailing average of the price per share of the Common Stock on the NYSE;

     3. The fact that the shares of Common Stock issued and issuable under the Purchase Agreement were and will be sold in private placement transactions, are not registered under the Securities Act and will be subject to a lock-up;

     4. The opinion of Ladenburg Thalmann that the consideration to be received by the Company for the issuance of Common Stock to the Purchasers pursuant to the terms of the Purchase Agreement is fair, from a financial point of view, to the stockholders of the Company;


     5. The positive impact from the transaction on the Company's balance sheet and financial condition, together with the ability of the Company to utilize the proceeds from sale of Common Stock for the purpose of funding future acquisitions and development plans, expanding the Company's operations, and repaying indebtedness of the Company (see "THE PURCHASE AGREEMENT -- Use of Proceeds");


     6. The business reputation, experience and success of the Purchasers and MSDW in the real estate investment and investment banking industry;

     7. The simultaneous execution of the Purchase Agreement and initial purchase of Common Stock for $25 million in gross proceeds to the Company;


     8. The fact that the transactions under the Purchase Agreement did not result in an adjustment to the conversion price under the Debentures and Convertible Notes; and


     9. The fact that the purchase price under the Purchase Agreement will not be subject to downward adjustment, and the Company's ability, subject to the terms of the Purchase Agreement, to cause the Purchasers to purchase Common Stock under the Purchase Agreement for an eighteen month period commencing on the Closing Date.

     The Board did not assign any specific or relative weight to the factors discussed above.

     THE BOARD OF DIRECTORS OF THE COMPANY HAS APPROVED THE PURCHASE AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY AND RECOMMENDS THAT THE COMPANY'S STOCKHOLDERS VOTE FOR APPROVAL OF THE PROPOSAL.

CONSEQUENCES IF STOCKHOLDER APPROVAL IS NOT OBTAINED


     If stockholder approval of the Proposal is not obtained, the Company will be prohibited under the terms of its listing agreement with the NYSE (and the terms of the Purchase Agreement) from issuing more than an aggregate of approximately 1,151,508 additional shares of Common Stock to the Purchasers in connection with the transactions contemplated under the Purchase Agreement (slightly less than 20.0% of the shares of Common Stock outstanding on the Closing Date). In such event, the Company would have the ability to receive only up to $34.8 million in aggregate gross proceeds from the sale of Common Stock under the Purchase Agreement (including the $25 million already received), rather than the entire $50 million it would have had the ability to receive had the Proposal been approved. The Purchasers are not entitled to any remedial rights under the Purchase Agreement if stockholders fail to approve the Proposal.



CERTAIN CONSEQUENCES OF APPROVAL ON EXISTING HOLDERS



     If the Proposal is approved, it could result in a substantial increase in the number of shares of Common Stock outstanding. As a result, the voting power and percentage ownership interest in the Company of each of the Company's current stockholders (excluding the Purchasers) would be immediately reduced by the sale and issuance of any Remaining Shares. In addition, the earnings per share and book value per share of existing shares of Common Stock could be increased or diluted, depending on whether the price per share for Remaining Shares under the Purchase Agreement ($8.50, subject to adjustment) is above or below the then current market price per share on the NYSE.

INTERESTS OF CERTAIN PERSONS


     Prior to execution of the Purchase Agreement, none of the Purchasers was a director, executive officer, five percent stockholder or affiliate of the Company and the Company did not have an investment banking relationship with MSDW. As described above, immediately following the Initial Closing, pursuant to the Purchase Agreement, two of the Purchasers' representatives, Michael J. Franco and John A. Henry, became members of the Company's Board of Directors. See "THE PROPOSAL -- Board Representation." J. Larry Rutherford, a member of the Company's Board, abstained from the Board's vote approving the Proposal because of an unrelated but pre-existing business relationship with an affiliate of the Purchasers.


RELATED TRANSACTIONS


     Voting and Cooperation Agreement. Simultaneously with the execution of the Purchase Agreement, each of the Purchasers and all of the directors and executive officers of the Company and certain other related stockholders entered into a Voting and Cooperation Agreement (the "Voting Agreement"). Pursuant to the terms of the Voting Agreement, all of the directors and executive officers of the Company and certain related stockholders who are parties thereto (collectively, the "Stockholders"), agreed to vote all shares of Common Stock owned by them in favor of the Proposal. The Stockholders also agreed to vote or cause to be voted all shares of Common Stock beneficially owned by them in favor of the nominees to the Board of Directors that the Purchasers shall be entitled to designate in accordance with the Purchase Agreement. The Stockholders owned 3,756,594 shares of Common Stock as of August 31, 1998, representing 16.1% of the Company's outstanding Common Stock as of such date.



     Registration Rights Agreement. As discussed above, under the terms of the Purchase Agreement, the shares were issued in a private placement transaction and the Purchasers agreed with the Company not to Transfer any shares of Common Stock purchased under the Purchase Agreement for a period commencing on the Closing Date and continuing until the earlier to occur of (i) the second anniversary of the Closing Date, or (ii) six months following the first date on which all shares of Common Stock to be sold under the Purchase Agreement shall have been acquired by the Purchasers, but not earlier than the 18th month anniversary of the Closing Date (the "Lock-Up Period").



     The Company has agreed to use its reasonable best efforts to have declared effective prior to the expiration of the Lock-Up Period, or within 45 days following (i) a Change of Control or (ii) the execution by the Company of a definitive agreement which will result in a Change of Control, a registration statement under the Securities Act, for the offering on a continuous or delayed basis in the future all of the shares of Common Stock of the Company acquired by the Purchasers pursuant to the Purchase Agreement. The Company is obligated to maintain the effectiveness of the shelf registration for a period of four years or until such earlier time as the Purchasers no longer hold shares of Common Stock acquired pursuant to the Purchase Agreement or such shares of Common Stock are transferable without registration under the Securities Act. The Purchasers are entitled to demand two registrations (the "Demand Registrations") requiring the Company to register any Common Stock acquired by the Purchasers under the Purchase Agreement. Additionally, the Purchasers are entitled to unlimited "piggyback" registration rights.



     The Registration Rights Agreement grants the Company the right, exercisable on not more than one occasion during any one-year period, from time to time, to require the Purchasers not to sell under the shelf registration or pursuant to the Demand Registrations or to suspend the effectiveness thereof during the period starting with the date 30 days prior to the Company's good faith estimate of the proposed date of filing of a registration statement or a preliminary prospectus supplement relating to an existing shelf registration statement pertaining to an underwritten offering of equity securities of the Company for the account of the Company, and ending on the date 90 days following the effective date of such registration statement or the date of filing of such prospectus supplement. In addition, the Company is entitled to postpone or suspend (but not for a period exceeding 60 days per transaction) the filing or effectiveness of a registration statement otherwise required to be prepared and filed by it pursuant to the Registration Rights Agreement on not more than one occasion during any 12-month period if the Company determines that (i) such registration and offering or continued effectiveness would interfere with any material financing, acquisition, disposition, corporate reorganization or other material transaction involving the Company or any of its subsidiaries,
(ii) any preexisting negotiations, discussions or pending proposal with respect to any such material transactions or public disclosure thereof would be required prior to the time such disclosure might otherwise be required, or (iii) the Company is in possession of material information that it deems advisable not to disclose in a registration statement.



     All fees and expenses incident to the performance of or compliance with the Registration Rights Agreement by the Company will be borne by the Company. In addition, the Company will reimburse the Purchasers whose securities are being registered pursuant to the Registration Rights Agreement for the reasonable fees and disbursements of counsel for such Purchasers specifically chosen to represent the Purchasers with respect to the applicable registration statement.



     The Company and each Purchaser whose shares of Common Stock are registered pursuant to the Registration Rights Agreement have agreed to indemnify and hold each other harmless from certain liability arising under applicable securities laws.


     The foregoing is a summary of the Voting Agreement and Registration Rights Agreement. The summaries are not intended to be a complete statement of all material provisions of the Voting Agreement and the Registration Rights Agreement, and are qualified by reference to the full text of such agreements, which have been filed as exhibits to the Company's Report on Form 8-K filed on August 31, 1998, which Report has been incorporated herein by reference. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

                          AMENDED AND RESTATED BY-LAWS


     Pursuant to Massachusetts General Laws, Chapter 156B, section 17, stockholders are hereby notified that on August 13, 1998 the Board of Directors of the Company approved an amendment and restatement of the Company's By-laws. The amended and restated By-laws differ from the previous by-laws in that they classify the Board of Directors and limit the ability to remove directors and fill of vacancies. See "THE PROPOSAL -- Board Representation" for a description of these amendments. In addition to the foregoing, the amended and restated By-laws provide (i) for an increase in the ownership interest required to call a special meeting of stockholders from 10% to 25% and (ii) that shares of stock to which a nominee has no voting authority as to a particular question or questions brought before a meeting of stockholders will not be deemed to be cast with respect to such question or questions, but will be counted for purposes of determining if a quorum is present.



     The classification of the Board of Directors, the limitations on the removal of directors and filling of vacancies, and the increase in ownership percentage required to call a special meeting of stockholders could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, control of the Company. The Company's By-laws, as amended and restated, have been filed as an exhibit to the Company's Report on Form 8-K filed on August 31, 1998, which Report has been incorporated herein by reference.



                            SHARE REPURCHASE PROGRAM



     On October 7, 1998, the Company's Board of Directors authorized a program to repurchase up to one million shares of the Company's Common Stock (the "Repurchase Program"). The Company may purchase shares of its Common Stock from time to time in open market transactions, depending on price and availability. The Repurchase Program could have the effect of increasing the Purchasers' ownership percentage of the Company.

                         TRANSACTION OF OTHER BUSINESS

     The Board is not aware of any other matters that may be presented at the Special Meeting, but if other matters do properly come before the Special Meeting, it is intended that the persons named in the proxy will vote, pursuant to their discretionary authority, according to their best judgment in the interest of the Company.

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     Representatives of Ernst & Young LLP, the Company's independent certified public accountants, will be present at the Special Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

                             STOCKHOLDER PROPOSALS


     Proposals of stockholders intended to be presented at the 1999 Annual Meeting of Stockholders must be presented on or before February 26, 1999 for inclusion in the proxy materials relating to that meeting and on or before May 12, 1999 for matters to be considered timely such that, pursuant to Rule 14a-8 under the 1934 Act, the Company may not exercise its discretionary authority to vote on such matters at that meeting. Any such proposals should be sent to the Company at its principal offices addressed to the Clerk of the Company. Other requirements for inclusion are set forth in Rule 14a-8 under the Exchange Act.


                             AVAILABLE INFORMATION


     The Company is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports, proxy or information statements and other information with the SEC. The reports, proxy or information statements and other information filed with the SEC by the Company under the Exchange Act may be inspected and copied at public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's regional offices located at Seven World Trade Center, New York, New York 10048 and Northwest Atrium Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 upon payment of prescribed fees. The SEC maintains a site on the World Wide Web at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants, such as the Company, that file electronically with the SEC through the SEC's Electronic Data Gathering, Analysis and Retrieval (EDGAR) system. The Common Stock is traded on the New York Stock Exchange and certain of the Company's reports, proxy materials and other information are available at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, previously filed by the Company under the Exchange Act, are incorporated in this Proxy Statement by reference and made a part hereof:

          (1) Annual Report on Form 10-K for the fiscal year ended March 29, 1998, filed on June 26, 1998;

          (2) Quarterly Report on Form 10-Q for the fiscal quarter ended June 28, 1998, filed on August 12, 1998;

          (3) Current Report on Form 8-K filed on July 23, 1998; and

          (4) Current Report on Form 8-K filed on August 31, 1998.

The Company's Exchange Act file number is 001-19292

     All documents after the date of this Proxy Statement and filed the Company pursuant to sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the date of the Special Meeting shall be deemed to be incorporated by reference into this proxy statement and to be a part hereof from the date of filing such documents. Any statement contained herein or in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this proxy statement.

     THIS PROXY STATEMENT INCORPORATES CERTAIN DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (WITHOUT EXHIBITS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT) ARE AVAILABLE WITHOUT CHARGE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER OF COMMON STOCK, TO WHOM A COPY OF THIS PROXY STATEMENT IS DELIVERED, UPON WRITTEN OR ORAL REQUEST AND WILL BE SENT BY FIRST CLASS MAIL OR OTHER EQUALLY PROMPT MEANS WITHIN ONE BUSINESS DAY OF RECEIPT OF SUCH REQUEST. REQUESTS FOR SUCH DOCUMENTS SHOULD BE DIRECTED TO BLUEGREEN CORPORATION, 4960 BLUE LAKE DRIVE, BOCA RATON, FLORIDA 33431, ATTENTION: CLERK, TELEPHONE: (561) 912-8000. TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE AT LEAST FIVE BUSINESS DAYS BEFORE THE SCHEDULED DATE OF THE SPECIAL MEETING.

By order of the Board of Directors,

/s/ Patrick E. Rondeau
Patrick E. Rondeau
Clerk

October 21, 1998


     The Board hopes that stockholders will attend the Special Meeting. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A prompt response will greatly facilitate arrangements for the Special Meeting, and your cooperation will be appreciated. A person giving the enclosed proxy has the power to revoke it at any time before it is exercised at the Special Meeting by written notice to the Clerk of the Company, by sending a later dated proxy, or by revoking it in person at the Special Meeting.

                                                                      APPENDIX I

                         SECURITIES PURCHASE AGREEMENT

                                  BY AND AMONG

                   MORGAN STANLEY REAL ESTATE FUND III, L.P.,

                MORGAN STANLEY REAL ESTATE INVESTORS III, L.P.,

                          MSP REAL ESTATE FUND, L.P.,

                          MSREF III SPECIAL FUND, L.P.

                                      AND

                             BLUEGREEN CORPORATION

                          DATED AS OF AUGUST 14, 1998

                               TABLE OF CONTENTS


                                                              PAGE
                                                              ----
ARTICLE I.
  DEFINITIONS...............................................    1
  Section 1.01. Definitions.................................    1
ARTICLE II.
  SALE AND PURCHASE OF COMMON STOCK.........................    6
  Section 2.01. Sale and Purchase of the Common Stock.......    6
  Section 2.02. Closing.....................................    6
  Section 2.03. Post-Closing Purchases......................    6
  Section 2.04. Use of Proceeds.............................    7
ARTICLE III.
  REPRESENTATIONS AND WARRANTIES............................    8
  Section 3.01. Representations and Warranties of the
     Company................................................    8
  Section 3.02. Representations and Warranties of
     Purchasers.............................................   19
ARTICLE IV.
  ADDITIONAL AGREEMENTS OF THE PARTIES......................   20
  Section 4.01. Taking of Necessary Action..................   20
  Section 4.02. Conduct of Business.........................   21
  Section 4.03. Financial Statements and Other Reports......   21
  Section 4.04. Access......................................   22
  Section 4.05. Lost, Stolen, Destroyed or Mutilated
     Securities.............................................   22
  Section 4.06. No Termination of Obligations Upon Change of
     Control................................................   23
  Section 4.07. Restrictions on Sale or Transfer; Legend....   23
  Section 4.08. Further Assurances..........................   24
  Section 4.09. Solicitation................................   24
  Section 4.10. Board Representation........................   25
  Section 4.11. Board of Directors Approvals................   27
  Section 4.12. Preemptive Rights...........................   28
  Section 4.13. Adjustments.................................   29
  Section 4.14. [Reserved]..................................   29
  Section 4.15. Financing Fees; Advisory Fees...............   29
  Section 4.16. Shareholder Approval........................   30
  Section 4.17. Notices of Purchasers.......................   30
ARTICLE V.
  CONDITIONS OF CLOSING.....................................   30
  Section 5.01. Conditions of Purchase at Closing...........   30
  Section 5.02. Conditions of Sale at Closing...............   32
  Section 5.03. Conditions of Purchase of Remaining
     Shares.................................................   32
  Section 5.04. Conditions of Sale of Remaining Shares......   34
ARTICLE VI.
  [RESERVED]................................................   34
ARTICLE VII.
  MISCELLANEOUS.............................................   34
  Section 7.01. Survival of Representations and
     Warranties.............................................   34
  Section 7.02. Notices.....................................   35
  Section 7.03. Entire Agreement; Amendment.................   35
  Section 7.04. Counterparts................................   35
  Section 7.05. Governing Law...............................   36

                                                              PAGE
                                                              ----
  Section 7.06. Public Announcements........................   36
  Section 7.07. Expenses....................................   36
  Section 7.08. Indemnification.............................   36
  Section 7.09. Successors and Assigns......................   37
  Section 7.10. Jurisdiction................................   37
  Section 7.11. Specific Performance........................   38
  Section 7.12. Captions....................................   38
  Section 7.13. Severability................................   38
  Section 7.14. Mutual Waiver of Jury Trial.................   38
  Section 7.15. Exculpation.................................   38
  Section 7.16. Obligations.................................   38
  Section 7.17. Schedules...................................   38

  EXHIBITS
  Exhibit A -- Form of Notice of Issuance
  Exhibit B -- Form of Registration Rights Agreement
  Exhibit C -- Form of Shareholder Voting Agreements
  Exhibit D -- Form of Legal Opinion of Company Counsel
  Exhibit E -- Amendment to Company Bylaws

                         SECURITIES PURCHASE AGREEMENT

     THIS SECURITIES PURCHASE AGREEMENT (this "Agreement") is dated as of August 14, 1998, by and among MORGAN STANLEY REAL ESTATE FUND III, L.P., a Delaware limited partnership ("MSREF III"), MORGAN STANLEY REAL ESTATE INVESTORS III, L.P., a Delaware limited partnership ("MSREI"), MSP REAL ESTATE FUND, L.P., a Delaware limited partnership ("MSP"), MSREF III SPECIAL FUND, L.P., a Delaware limited partnership ("MSREF Special") (MSREF III, MSREI, MSP and MSREF Special are herein referred to individually as a "Purchaser" and collectively as "Purchasers") and BLUEGREEN CORPORATION, a Massachusetts corporation (the "Company"). Capitalized terms not otherwise defined where used herein shall have the meanings ascribed thereto in Article I.

     WHEREAS, Purchasers desire to purchase from the Company, and the Company desires to sell to Purchasers, in the manner and subject to the terms and conditions (including, without limitation, the conditions set forth in Section 2.03(c)) set forth in this Agreement, shares of its Common Stock for an aggregate purchase price of up to $50,000,000;

     WHEREAS, the Company and Purchasers desire to set forth certain agreements herein.

     NOW THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained and intending to be legally bound hereby, the parties hereby agree as follows:

                                   ARTICLE I.

                                  DEFINITIONS

     SECTION 1.01. DEFINITIONS. As used in this Agreement, the following terms shall have the meanings set forth below:

          "AFFILIATE" or "AFFILIATE" shall mean, with respect to any Person, any other Person which directly or indirectly controls or is controlled by or is under common control with such Person. As used in this definition, "control" (including its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies of such Person, whether through ownership of securities or partnership or other ownership interests, by contract or otherwise.

          "ANCILLARY DOCUMENTS" shall mean the Registration Rights Agreement and Shareholder Voting Agreements.

          "APPLICABLE LAW" shall mean all applicable provisions of all (i) constitutions, treaties, statutes, laws (including common law), rules, regulations, administrative positions, ordinances, codes or orders of any Governmental Entity, self-regulating organization, securities exchange or other securities trading system, (ii) Consents of, with or from any Governmental Entity, and (iii) orders, decisions, injunctions, judgments, awards and decrees of or agreement with any Governmental Entity.

          "BOARD OF DIRECTORS" or "BOARD" shall mean the duly elected and qualified board of directors of the Company.

          "BUSINESS DAY" shall mean any day, other than a Saturday, Sunday or a day on which banking institutions in the City of New York or Boca Raton, Florida are authorized or obligated by law or executive order to close.

          "CALCULATION DATE" shall mean the first date on which all the shares of Common Stock to be sold pursuant to Sections 2.01 and 2.03 of this Agreement shall have been acquired by Purchasers.

          "CAPITALIZED LEASE OBLIGATIONS" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP.

          "CHANGE OF CONTROL" shall mean (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company and its Subsidiaries; or
     (ii) a majority of the Board of Directors of the Company shall consist of Persons who are not Continuing Directors of the Company; or (iii) the acquisition by any Person or Group (as defined in Section 13(d) of the Exchange Act, but excluding Purchasers or the Permitted Transferees or any of their respective Affiliates) of the power, directly or indirectly, to vote or direct the voting of securities having more than 50% of the total voting power for the election of directors of the Company or of any direct or indirect holding company thereof.

          "CLOSING" and "CLOSING DATE" shall have the meanings set forth in
     Section 2.02(a).

          "CLOSING SHARE PRICE" shall mean $8.50 per share of Common Stock. During the Commitment Period and for shares of Common Stock not yet sold to Purchasers, the Closing Share Price shall be adjusted in accordance with
     Section 4.13 hereof.

          "CODE" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

          "CO-INVESTMENT PARTNERSHIP" shall mean any investment fund sponsored by Morgan Stanley, Dean Witter & Co. or its Affiliates to co-invest alongside Purchasers.

          "COMMITMENT PERIOD" shall mean the 18 month period commencing on the Closing Date.

          "COMMON STOCK" shall mean the Common Stock, par value $.01 per share, of the Company.

          "COMPANY ENVIRONMENTAL REPORTS" shall have the meaning set forth in
     Section 3.01(t)(vi).

          "COMPANY PROPERTY" shall mean all real property directly or indirectly owned or leased by the Company and the Company Subsidiaries.

          "COMPANY SUBSIDIARY" and "COMPANY SUBSIDIARIES" shall have the meanings set forth in Section 3.01(d).

          "CONSENTS" shall mean any consent, approval, authorization, waiver, permit, grant, franchise, concession, agreement, license, exemption or order of registration, certificate, declaration or filing with, or report or notice to, any Person or Governmental Entity.

          "CONTINUING DIRECTOR" shall mean, as of the determination date, any Person who (i) was a member of the Board of Directors of the Company on the Closing Date (after giving effect to the provisions of Section 4.10), or
     (ii) was nominated for election or elected to the Board of Directors of the Company with the affirmative vote of a majority of the Continuing Directors of the Company who were members of the Board of Directors at the time of such nomination or election.

          "CURRENCY AGREEMENT" shall mean, in respect of a Person, any foreign exchange contract, currency swap agreement or other similar agreement as to which such Person is a party or a beneficiary.

          "DEVELOPMENT PROPERTIES" shall have the meaning set forth in Section 3.01(r)(ix).

          "ENVIRONMENTAL CLAIM" shall have the meaning set forth in Section 3.01(t)(vii).

          "ENVIRONMENTAL LAWS" shall have the meaning set forth in Section 3.01(t)(vii).

          "ENVIRONMENTAL PERMITS" shall have the meaning set forth in Section 3.01(t)(i).

          "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time, consistently applied.

          "GOVERNMENTAL ENTITY" shall mean any court, department, body, board, bureau, administrative agency or commission or other governmental authority or instrumentality, whether federal, state, local or foreign.

          "HAZARDOUS SUBSTANCES" shall have the meaning set forth in Section 3.01(t)(vii).

          "INDEBTEDNESS" shall mean, with respect to any Person on any date of determination (without duplication), (i) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money, (ii) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto) (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (i), (ii) and (v)) entered into in the ordinary course of business of such Person to the extent that such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third business day following receipt by such Person of a demand for reimbursement following payment on the letter of credit), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except trade payables and other accrued expenses incurred in the ordinary course of business), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, (v) all Capitalized Lease Obligations of such Person, (vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; PROVIDED, HOWEVER, that if such obligations have not been assumed, the amount of such Indebtedness shall be deemed to be the lesser of the principal amount of the obligations or the fair market value of the pledged property or assets, (vii) all Indebtedness of other Persons to the extent guaranteed by such Person, and
     (viii) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Agreements. Unless specifically set forth above, the amount of Indebtedness of any Person at any date shall be the outstanding principal amount of all unconditional obligations as described above, as such amount would be reflected on a balance sheet prepared in accordance with GAAP, and the maximum liability of such Person, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations described above at such date.

          "INTEREST RATE AGREEMENT" means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

          "LIEN" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

          "MATERIAL ADVERSE EFFECT" shall mean any event, circumstance, change, development or effect which individually or in the aggregate would have a material adverse effect on (i) the assets, business, properties, liabilities, condition (financial or otherwise), or results of operations of the Company and the Company Subsidiaries taken as a whole, (ii) the ability of the Company or any Company Subsidiary to perform its obligations under this Agreement or the Ancillary Documents or (iii) the validity or enforceability of this Agreement or any of the Ancillary Documents or the rights or remedies of Purchasers hereunder and thereunder.

          "MAXIMUM SHARES" shall mean that number of shares of Common Stock equal to $50,000,000 divided by the Closing Share Price, rounded up to the next whole number in the event the foregoing calculation results in a fractional share.

          "MINIMUM INTEREST" shall mean ownership by Purchasers (or Permitted Transferees) of at least 50% of the aggregate number of shares of Common Stock theretofore actually issued to Purchasers (or Permitted Transferees) pursuant to Sections 2.01 and 2.03 of this Agreement (as may be adjusted for any dividends payable in shares of Common Stock or any stock split or reverse stock split, combination, consolidation or reclassification of the Common Stock), but excluding any shares of Common Stock issued to Purchasers (or any Permitted Transferees) upon exercise of the preemptive rights set forth in Section 4.12.

          "MINIMUM SHARES" shall mean that number of shares of Common Stock equal to $25,000,000 divided by the Closing Share Price, rounded up to the next whole number in the event the foregoing calculation results in a fractional share.

          "MSDW" shall have the meaning set forth in Section 4.15(a).

          "NOTICE OF ISSUANCE" shall mean the notice delivered by the Company to Purchasers in accordance with the provisions of Section 2.03, which shall be substantially in the form attached hereto as EXHIBIT A.

          "PARITY SECURITIES" shall mean any stock of any class or classes of the Company deemed to rank on a parity with the Common Stock, either as to dividends or upon liquidation, if the holders of such class or classes shall be entitled to receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Company, as the case may be, without preference or priority, one over the other, as between the holders of such stock and the holders of shares of Common Stock.

          "PERMITS" shall have the meaning set forth in Section 3.01(p).

          "PERMITTED INTEREST" shall mean ownership by Purchasers (or Permitted Transferees) of at least 33 1/3% of the aggregate number of shares of Common Stock theretofore actually issued to Purchasers (or Permitted Transferees) pursuant to Sections 2.01 and 2.03 of this Agreement (as may be adjusted for any dividends payable in shares of Common Stock or any stock split or reverse stock split, combination, consolidation or reclassification of the Common Stock), but excluding any shares of Common Stock issued to Purchasers (or Permitted Transferees) upon exercise of the preemptive rights set forth in Section 4.12.

          "PERMITTED LIENS" shall mean any Lien that constitutes a "Permitted Lien" under the Indenture for the Senior Notes as in effect on the date hereof.

          "PERMITTED TRANSFEREE" shall mean any Purchaser, Affiliate of Purchasers, any Co-Investment Partnership and The Morgan Stanley Special Situations Investment Program and the constituent investors therein or Affiliates thereof (provided that MSDW or any Subsidiary or Affiliate thereof has the sole power to vote and dispose of any shares of Common Stock held by any constituent investors) or Affiliates of such constituent investors).

          "PERSON" or "PERSON" shall mean an individual, corporation, association, partnership, group (as defined in Section 13(d)(3) of the Exchange Act), trust, joint venture, business trust or unincorporated organization, or a government or any agency or political subdivision thereof.

          "PROJECTS" shall have the meaning set forth in Section 3.01(r)(ix).

          "REGISTRATION RIGHTS AGREEMENT" shall mean the Registration Rights Agreement to be executed by the Company and Purchasers at the Closing, which shall be substantially in the form attached hereto as EXHIBIT B, as amended from time to time in accordance with the terms thereof.

          "REMAINING SHARES" shall have the meaning set forth in Section
     2.03(a).

          "REQUIRED INTEREST" shall mean ownership by Purchasers (or Permitted Transferees) of at least 70% of the aggregate number of shares of Common Stock theretofore actually issued to Purchasers (or Permitted Transferees) pursuant to Sections 2.01 and 2.03 of this Agreement (as may be adjusted for any dividends payable in shares of Common Stock or any stock split, reverse stock split, combination, consolidation or reclassification of the Common Stock), but excluding any shares of Common Stock issued to Purchasers (or Permitted Transferees) upon exercise of the preemptive rights set forth in Section 4.12.

        "REQUIRED SHAREHOLDER APPROVAL" shall have the meaning set forth in
     Section 5.03(i).

          "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          "SECURITIES FILINGS" shall have the meaning set forth in Section 3.01(h).

          "SEC" shall mean the United States Securities and Exchange Commission.

          "SENIOR NOTES" shall mean the 10.5% senior secured notes due April 1, 2008 of the Company dated April 1, 1998 in the aggregate original principal amount of $110,000,000.

          "SENIOR OFFICER'S CERTIFICATE" shall have the meaning set forth in
     Section 4.03(a).

          "SENIOR SECURITIES" shall mean any stock of any class or classes of the Company deemed to rank prior to the Common Stock, either as to dividends or upon liquidation, if the holders of such class or classes shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Company, as the case may be, in preference or priority to the holders of Common Stock.

          "SHAREHOLDER VOTING AGREEMENT" shall mean the Voting and Cooperation Agreement to be executed by Purchasers and the Persons listed on SCHEDULE 5.01(i) hereto which shall be substantially in the form attached hereto as EXHIBIT C, as amended from time to time in accordance with the provisions thereof.

          "SUBSEQUENT CLOSING" shall have the meaning set forth in Section 5.03(b).

          "SUBSEQUENT CLOSING DATE" shall have the meaning set forth in Section 2.03(b).

          "SUBSIDIARY" shall mean, with respect to any corporation (the "parent") any other corporation, association or other business entity of which 50% or more of the shares of the voting stock are owned or controlled, directly or indirectly, by the parent or one or more Subsidiaries of the parent, or by the parent and one or more of its Subsidiaries.

          "SURVIVING PERSON" shall mean the continuing or surviving Person of a merger, consolidation or other corporate combination, the Person receiving a transfer of all or a substantial part of the properties and assets of the Company, or the Person consolidating with or merging into the Company in a merger, consolidation or other corporate combination in which the Company is the continuing or surviving Person, but in connection with which the Common Stock of the Company is exchanged or converted into the securities of any other Person or the right to receive cash or any other property.

          "TAX" means any federal, state, local or foreign taxes, including, but not limited to, income, gross receipts, windfall profits, premium, value added, severance, stamp, occupation, property, environmental (including Taxes under Code Section 59A), production, sales, use, license, excise, franchise, payroll, employment, withholding or similar taxes, together with any interest, additions or penalties with respect thereto and any interest in respect of such penalties.

          "TAX RETURNS" means any return, report, information return form, declaration, claim for refund, statement or other document (including any amendments thereto and including any schedule or attachment thereto) in connection with Taxes that are required to be filed with any Governmental Entity or other tax authority, or sent or provided to another party under Applicable Law.

          "THRESHOLD DATE" shall mean the Business Day on which the Company issues to Purchasers (or Permitted Transferees) any shares of Common Stock that, when added to the shares of Common Stock previously issued to Purchasers (or Permitted Transferees) under the terms of this Agreement, results in the ownership by Purchasers (and Permitted Transferees) of an aggregate of 20% or more of the issued and outstanding shares of Common Stock on the Closing Date (but excluding any shares of Common Stock issued to Purchasers or Permitted Transferees on the Closing Date).

          "TIMESHARE/RESIDENTIAL BUSINESS" shall mean the business of (i) acquiring, developing, marketing, operating and financing vacation ownership interests at resorts, (ii) acquiring residential land parcels and developing, marketing and financing subdivided residential lots to retail customers, and

     (iii) any other business incidental to any of the foregoing, whether or not conducted by the Company or any Company Subsidiary on the Closing Date including, without limitation, the title company business.

          "TOTAL DEBT TO TOTAL MARKET CAPITALIZATION RATIO" means as of any particular date, the ratio of (i) the Company's total Indebtedness (but excluding any Indebtedness arising from pledged or hypothecated receivables (land or timeshare) of the Company or any Company Subsidiary) (less unrestricted cash of the Company) to (ii) the Company's total market capitalization (i.e., market value of the issued and outstanding Common Stock) plus the Company's total Indebtedness.

          "TRANSFER" shall have the meaning as set forth in Section 4.07(a).

                                  ARTICLE II.

                       SALE AND PURCHASE OF COMMON STOCK

     SECTION 2.01. SALE AND PURCHASE OF THE COMMON STOCK. At the Closing, subject to all of the terms and conditions of this Agreement, including the satisfaction or waiver of the conditions set forth in Sections 5.01 and 5.02, and in reliance upon the representations, warranties, covenants and agreements of the parties set forth herein, the Company shall sell to Purchasers, and Purchasers shall purchase from the Company, that number of shares of Common Stock (which shall be a whole number of shares) equal to the Minimum Shares for an aggregate purchase price equal to such number of shares of Common Stock to be purchased multiplied by the Closing Share Price.

     SECTION 2.02. CLOSING.

          (a) Subject to the satisfaction or waiver of the conditions set forth in Sections 5.01 and 5.02 of this Agreement, the purchase and sale of the shares of Common Stock pursuant to Section 2.01 (the "Closing") shall take place at the offices of Jones, Day, Reavis & Pogue, counsel to Purchasers, at 599 Lexington Avenue, 32nd Floor, New York, New York 10017, on August
       , 1998 (the "Closing Date"), or at such other time and place as may be mutually agreed upon in writing by Purchasers and the Company.

          (b) At the Closing, (i) the Company will deliver to Purchasers certificates for the shares of Common Stock to be sold and issued in accordance with the provisions of Section 2.01 registered in the respective names and proportions set forth in a notice delivered by Purchasers to the Company at least two Business Days prior to the Closing Date; (ii) Purchasers shall deliver the aggregate purchase price for the shares to be sold and issued and each Purchaser, in full payment for such shares of Common Stock, will deliver to the Company in immediately available funds via wire transfer to such account or accounts as the Company shall specify in writing to Purchasers at least two Business Days prior to the Closing Date, an amount equal to its pro rata share of the purchase price to be paid by such Purchaser as set forth in the notice described in clause (i) above; and (iii) each party shall take or cause to be taken such other actions, and shall execute and deliver such other instruments or documents, as shall be required under Article V hereof.

     SECTION 2.03. POST-CLOSING PURCHASES.

          (a) Subject to all of the terms and conditions of this Agreement, including the satisfaction or waiver of the conditions set forth in Sections 5.03 and 5.04 hereof, the Company shall, at its election, sell to Purchasers, and Purchasers shall purchase from the Company, at any time and from time to time prior to expiration of the Commitment Period up to an aggregate number of shares of Common Stock equal to the Maximum Shares less the Minimum Shares (the "Remaining Shares") for a purchase price per share equal to the Closing Share Price. In the event that the determination of the number of shares of Common Stock to be issued at any Subsequent Closing Date would result in a fractional share of Common Stock being issued to Purchasers, such fractional share shall be rounded up to the next whole number and such adjusted amount shall constitute the number of shares of Common Stock to be issued to Purchasers on such Subsequent Closing Date. If at any time the Company desires to sell and issue all or any portion of such Remaining Shares to Purchasers and has obtained approval of the Board of Directors to issue such Remaining Shares, the Company shall deliver a Notice of Issuance to each Purchaser not less than 15 Business Days prior to the proposed date of the sale and purchase set forth therein which shall set forth the number of shares of Common Stock to be sold and purchased (which shall have an aggregate minimum purchase price of $1,000,000 unless the minimum purchase price of any Remaining Shares left after giving effect to such purchase and sale shall be less than $1,000,000, in which case the number of shares of Common Stock to be purchased and sold shall be all of the unsold Remaining Shares), the aggregate purchase price thereof (which shall be equal to such number of shares of Common Stock to be sold and purchased multiplied by the Closing Share Price) and any other information required to be stated therein. All such unsold Remaining Shares shall be sold and purchased pursuant to not more than two Notices of Issuance per month each for an aggregate minimum purchase price of $1,000,000 (or the remaining amount in the case of the last sale and purchase) and shall be sold and purchased prior to expiration of the Commitment Period. Purchasers' obligations to purchase any of the Remaining Shares as requested by the Company pursuant to a Notice of Issuance shall be subject to the satisfaction or waiver of the conditions set forth in Section 5.03 of this Agreement.

          (b) Purchasers shall purchase the number of Remaining Shares set forth in a Notice of Issuance delivered to Purchasers on the day (which shall be a Business Day and shall not be less than 15 Business Days after delivery of the Notice of Issuance to such Purchaser) and at the location set forth therein, or at such other time and place as may be mutually agreed upon in writing by Purchasers and the Company. On each such date (each a "Subsequent Closing Date"), (i) the Company will deliver to Purchasers certificates for such Remaining Shares to be purchased registered in the respective names and denominations set forth in a notice delivered by Purchasers to the Company at least two Business Days prior to the Subsequent Closing Date, and (ii) the Purchasers, in full payment for such Remaining Shares, will deliver to the Company in immediately available funds via wire transfer to such account or accounts as the Company shall specify in writing to Purchasers at least two Business Days prior to the Subsequent Closing Date, an amount equal to the purchase price to be paid by the Purchasers (which shall be equal to the number of Remaining Shares to be purchased by the Purchasers on such Subsequent Closing Date multiplied by the Closing Share Price).

          (c) In the event that (i) on or prior to expiration of the Commitment Period, the Company has not offered to sell to Purchasers all of the Remaining Shares or (ii) Purchasers receive notice from the Company in accordance with Section 4.06 hereof of the occurrence of, or the execution by the Company of a definitive agreement which will result in a Change of Control and the satisfaction or waiver of all conditions of closing (other than the conditions which can only be satisfied on the closing date of such transaction) required under the terms of such definitive agreement, then, in each such case, and subject to the satisfaction of the conditions set forth in Section 5.04, Purchasers shall have the right, but not the obligation, to purchase any or all Remaining Shares not sold to Purchasers as of such date at a purchase price per share equal to the Closing Share Price, and the closing for the sale and issuance shall take place within 15 Business Days following expiration of the Commitment Period or receipt of the notice described in clause (ii) above hereof, as the case may be. Notwithstanding the foregoing, Purchasers' right to purchase any Remaining Shares upon expiration of the Commitment Period under clause (i) above shall be subject to satisfaction of either of the following conditions (which shall not be conditions to Purchasers' right to purchase any Remaining Shares under clause (ii) above) in addition to those set forth in Sections 5.03 and 5.04 hereof:

             (i) the Company achieving total revenues of at least $220,000,000 for the 12-month period ended on the last day of the third full fiscal quarter after the Closing Date; or

             (ii) the Company achieving net income (excluding write-offs) of at least $15,000,000 for the 12-month period ended on the last day of the third full fiscal quarter after the Closing Date.

     SECTION 2.04. USE OF PROCEEDS. The proceeds to be received by the Company from the sale and issuance of any shares of Common Stock to Purchasers hereunder shall be used for purposes of funding future acquisitions and development plans, expanding the Company's operations, repaying existing Indebtedness of the Company or any Company Subsidiary and such other items as the Board of Directors may approve from time to time. Notwithstanding the foregoing, the Company may utilize up to $34,000,000 of the proceeds for purposes of funding the repurchase of all or any portion of the Company's 8.25% convertible subordinated debentures due 2012 in accordance with the Company's right to call such debentures and the holders' option to elect to receive cash in lieu of shares of Common Stock as payment thereof.

                                  ARTICLE III.

                         REPRESENTATIONS AND WARRANTIES

     SECTION 3.01. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to, and agrees with, Purchasers as follows:

          (a) Organization and Good Standing. The Company and each Company Subsidiary is a corporation or partnership duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was incorporated or organized and has all requisite power and authority (corporate or otherwise) to own, operate and lease its properties and to carry on its business as it is now being conducted. The Company and each Company Subsidiary is duly licensed or qualified as a foreign corporation to transact business and is in good standing under the laws of each other jurisdiction in which its ownership or lease of assets or conduct of its business requires such qualification, except where the failure to be so licensed or qualified in any such jurisdiction would not have a Material Adverse Effect.

          (b) Authorization. The Company has full corporate power and authority to enter into this Agreement and the Ancillary Documents and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and each Ancillary Document and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of the Company. Other than as set forth in Section 4.16, no shareholder approval or other corporate proceedings on the part of the Company are necessary to authorize the execution, delivery and performance of this Agreement and each Ancillary Document and the transactions contemplated hereby and thereby. This Agreement has been, and on or prior to the Closing Date each Ancillary Document will be, duly and validly executed and delivered by the Company. This Agreement constitutes, and upon its execution on or prior to the Closing Date each Ancillary Document will constitute, a valid and binding obligation of the Company enforceable against the Company in accordance with its terms subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights generally and to general principles of equity.

          (c) Capitalization.  Schedule 3.01(c) sets forth as of the date hereof
     (i) the authorized capital stock of the Company, the number of shares of each class of capital stock issued and outstanding and the number of shares of Common Stock reserved for issuance in connection with employee benefit, stock option and dividend reinvestment plans, and (ii) all options, warrants, convertible securities, subscriptions, scrip calls, contracts, undertakings, arrangements and commitments to issue which may result in the issuance of equity securities of the Company, in each case setting forth the identity (which may be by class) of the holder thereof, the exercise or similar price and the date of expiration or termination thereof. All of the issued and outstanding shares of the Company's capital stock have been duly and validly authorized and issued and are fully paid and non-assessable and have been issued in compliance with all applicable requirements of law and are not subject to any preemptive or similar rights. Other than as set forth in SCHEDULE 3.01(c) or pursuant to this Agreement, as of the date hereof (i) there are no options, warrants, subscriptions, scrip calls, commitments or other agreements which obligate the Company to issue, sell or transfer, or repurchase, redeem or otherwise acquire any equity securities of the Company, (ii) there are no outstanding securities or rights convertible into or exchangeable for shares of any capital stock of the Company, and (iii) there are no contracts, commitments, understandings or arrangements which obligate the Company to issue additional shares of its capital stock or equity securities or rights convertible into or exchangeable for shares of any capital stock of the Company, or options, warrants or rights to purchase or acquire any additional shares of its capital stock. Except as set forth in SCHEDULE

     3.01(c), as of the date hereof, there are no contracts, agreements or understandings between the Company and any Person granting such Person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such Person or to require the Company to include such securities in any other registration statement filed by the Company under the Securities Act. The Company has duly and validly reserved from its issued and outstanding shares of Common Stock the Maximum Shares. The shares of Common Stock to be sold and issued to Purchasers during the Commitment Period will, when issued to and paid for by Purchasers in accordance with this Agreement, be duly and validly authorized and issued and will be fully paid and non-assessable and will have been issued in compliance with all applicable requirements of law and not be subject to any preemptive or similar rights.

          (d) Capitalization of Company Subsidiaries. SCHEDULE 3.01(d) lists as of the date hereof all Subsidiaries of the Company and their respective jurisdictions of incorporation or formation (collectively, the "Company Subsidiaries" and each individually a "Company Subsidiary"). Except as set forth in SCHEDULE 3.01(d), as of the date hereof the Company owns, directly or indirectly, all the shares of outstanding capital stock of, or all partnership interests in, each Company Subsidiary. Except as set forth on
     SCHEDULE 3.01(d), as of the date hereof there are no loans from the Company to any Company Subsidiary or from any Company Subsidiary to the Company. Except as set forth in SCHEDULE 3.01(d), as of the date hereof (i) there are no outstanding options, warrants, scrip calls, subscriptions, commitments or other agreements which obligate any Company Subsidiary to issue, sell or transfer, or repurchase, redeem or otherwise acquire any securities of such Company Subsidiary, (ii) there are outstanding no securities or rights convertible into or exchangeable for shares of any capital stock of, or partnership interests in, any Company Subsidiary and
     (iii) there are no contracts, commitments, understandings or arrangements which obligate any Company Subsidiary to issue additional shares of its capital stock or partnership interests or options, warrants or rights to purchase or acquire any additional shares of its capital stock or partnership interests. All of the issued and outstanding shares of capital stock of each of the Company Subsidiaries are duly authorized, validly issued, fully paid and non-assessable and have been issued in compliance with all applicable requirements of law, and, as of the date hereof, except as set forth in SCHEDULE 3.01(d), are owned by the Company free and clear of any Lien, preemptive rights, purchase options, purchase rights, calls, exchange rights or other claims with respect thereto. Except as set forth in SCHEDULE 3.01(d) and for loans made to customers, including the Company Subsidiaries listed therein, as of the date hereof none of the Company or the Company Subsidiaries own directly or indirectly any interest or investment in any corporation, partnership, joint venture, business, trust or Person (other than investments in short-term investment securities).

          (e) No Violation. Except as set forth in SCHEDULE 3.01(e), the execution, delivery and performance by the Company of this Agreement and the Ancillary Documents, the consummation of the transactions by the Company contemplated hereby and thereby and the compliance by the Company with any of the provisions hereof and thereof will not conflict with, violate or result in a breach of any provision of, require a Consent under, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of or accelerate the performance required by, or result in a right of termination or acceleration under, (i) any provision of the articles of organization, certificate of incorporation, bylaws or other governing instrument of the Company or any Company Subsidiary or (ii) (x) any mortgage, note, indenture, deed of trust, lease, loan agreement, warrant, registration rights agreement or other agreement or instrument binding on the Company or any Company Subsidiary or (y) assuming that the clearances, filings, Consents and approvals specified in SCHEDULE 3.01(f) have been obtained or made and any waiting period applicable thereto has expired or been terminated, any permit, concession, grant, franchise, license, judgment, order, decree, ruling, injunction, statute, law, ordinance, rule, regulation or administrative position of any Governmental Entity, self-regulating organization, securities exchange or securities trading system or any other Person, in the case of (x) or (y), binding on or otherwise applicable to the Company, the Company Subsidiaries or their respective properties or assets, and the result of which could reasonably be expected to have a Material Adverse Effect.

          (f) Consents. Except as set forth in SCHEDULE 3.01(f), no Consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required in connection with the execution, delivery and performance of this Agreement and the Ancillary Documents by the Company and the consummation of the transactions by the Company hereunder and thereunder, including, without limitation, any required filings with the Federal Trade Commission ("FTC") and the Department of Justice ("DOJ") referred to in Section 4.01.

          (g) Financial Statements; Absence of Undisclosed Liabilities.

             (i) The Company has previously delivered to Purchasers copies of
        (a) the consolidated balance sheet of the Company and the Company Subsidiaries at March 30, 1997 and March 29, 1998, and the related consolidated statements of operations, statements of shareholders' equity and cash flows for the fiscal years ended March 31, 1996, March 30, 1997 and March 29, 1998, inclusive, as reported in the Company's Annual Report on Form 10-K for the fiscal year ended March 29, 1998, filed by the Company with the SEC under the Exchange Act, in each case accompanied by the audit report of Ernst & Young LLP, independent public accountants of the Company, and (b) the unaudited consolidated balance sheet of the Company and the Company Subsidiaries at June 28, 1998 and the related unaudited consolidated statement of operations, statements of shareholders' equity and cash flows for the three month period then ended. All of such financial statements fairly present the consolidated financial position of the Company and the Company Subsidiaries as of the dates shown and the results of the consolidated operations, statements of shareholders' equity and cash flows of the Company and the Company Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth, in each case subject, as to interim statements, to changes resulting from year-end adjustments (none of which will be material in amount and effect). All of such financial statements have been prepared in accordance with GAAP consistently applied during the periods involved, except as otherwise set forth in the notes thereto. The Company has provided to Purchasers the fiscal year 1999 budget (for the fiscal year ending March 31, 1999) of the Company which was prepared in good faith and was based upon assumptions which the Company believed were reasonable. Purchasers understand that the Company's actual results may vary from the budget and no assurances can be given that the Company will meet its projections. As of the date hereof, the Company is not aware of any facts or circumstances which would cause the Company not to attain the projections of aggregate sales and net income set forth in the 1999 budget.

             (ii) As of the date hereof and except as otherwise contemplated by this Agreement, the Company and the Company Subsidiaries have no liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) whether due or to become due, which are not fully reflected or reserved against in the balance sheet as of June 28, 1998 included in such financial statements, except for liabilities that may have arisen in the ordinary course of business and consistent with past practice and that, either individually or in the aggregate, do not have and could not reasonably be expected to have a Material Adverse Effect.

          (h) Securities Filings. The Company has filed all reports, registration statements, proxy statements, schedules, forms and other documents, together with any amendments and supplements required to be made with respect thereto, that were required to be filed with (i) the SEC under the Securities Act or the Exchange Act and (ii) any applicable state securities authorities (all such reports, statements, schedules, forms and other documents are referred to herein collectively as the "Securities Filings"). As of their respective dates, the Securities Filings, including any financial statements contained therein, complied in all material respects with all of the rules and regulations of the SEC promulgated under the Securities Act or the Exchange Act and of any other regulatory authority with which they were filed, and, except as disclosed on SCHEDULE 3.01(h), none of the Securities Filings contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and were complete and accurate in all material respects. Except for general market and economic conditions applicable to the Company's industries in general, there are no facts known to the Company existing as of the date hereof peculiar to the Company or any Company Subsidiary which the Company has not disclosed in the Securities Filings or to Purchasers or their counsel in writing which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          (i) Compliance With Applicable Law. Neither the Company nor any Company Subsidiary is in breach of, default under, or violation of its Restated Articles of Organization, certificate of incorporation, bylaws or other governing instrument or any law, statute, order, rule, regulation, policy or guideline of any Governmental Entity applicable to the Company or any Company Subsidiary, other than such defaults or violations which, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. The business of the Company and of each Company Subsidiary has been, and is currently being, conducted in compliance with all Applicable Laws of any Governmental Entity, including, without limitation, state condominium statutes, state time share statutes, the Federal Trade Commission Act, the Truth-in-Lending Act and Regulation Z promulgated thereunder, the Fair Housing Act, the Fair Debt Collection Practices Act, the Equal Credit Opportunity Act and Regulation B promulgated thereunder, the Interstate Land Sales Full Disclosure Act, the Home Mortgage Disclosure Act and Regulation C promulgated thereunder, the Civil Rights Acts of 1964 and 1968, building codes, land use laws, environmental laws, federal and state telemarketing laws, and seller of travel or travel agency laws, except where the failure to comply, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          (j) Legal Proceedings. There are no legal, administrative, arbitration or other proceedings, claims, actions, inquiries or governmental investigations of any nature pending against the Company or any Company Subsidiary as of the date hereof or to which the Company or any Company Subsidiary or any of their assets are subject as of the date hereof that were required to be disclosed in the Securities Filings which were not so disclosed, and, to the knowledge of the Company, there has not been threatened any such proceeding, claim, action, inquiry or governmental investigation against the Company or any Company Subsidiary, in each case which, either individually or in the aggregate, would, if adversely determined, have a Material Adverse Effect. Except as set forth in SCHEDULE 3.1(j), as of the date hereof, neither the Company nor any Company Subsidiary is subject to any outstanding order, writ, judgment, injunction, or decree of any Governmental Entity.

          (k) Employee Benefits.

             (i) Each "employee benefit plan" (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and any other material employee plan, agreement or arrangement that is maintained or otherwise contributed to by the Company or the Company Subsidiaries for the benefit of their employees (collectively, "Company Plans") has been administered and is in material compliance with the terms of such plan and all Applicable Laws. Each of the Company Plans (including amendments thereto) in existence as of the date hereof is fully described in or has been included as an exhibit to the Securities Filings or is otherwise set forth in SCHEDULE 3.01(k).

             (ii) As of the date hereof, there are no pending or, to the knowledge of the Company, threatened, actions, claims or lawsuits which have been asserted or instituted involving or arising out of the Company Plans, with respect to the operation or administration of such plans (other than routine benefit claims).

             (iii) Neither the Company nor any Company Subsidiary has incurred, and no event has occurred which would be reasonably likely to result in, any material unfunded liability under ERISA or the Code with respect to any Company Plan (other than routine expenses related to administration of the Company Plans and payment of routine benefit claims), including, but not limited to, liability resulting from a complete or partial withdrawal from a multiemployer plan within the meaning of Section 3(37) of ERISA or a termination of a Company Plan which is covered by Title IV of ERISA, but which is not a multiemployer plan.

             (iv) No Company Plan exists which could result in the payment to any employee of the Company or any Company Subsidiary of any money or other property or rights or accelerate or provide any other rights or benefits to any such employee as a result of the transaction contemplated by this Agreement, whether or not such payment would constitute a parachute payment within the meaning of
        Section 280G of the Code.

             (v) As of the date hereof, neither the Company nor any Company Subsidiary contributes to or is obligated to contribute to, or has contributed to or has been obligated within the past five years to contribute to, any multiemployer plan within the meaning of Section 3(37) of ERISA.

             (vi) Except as disclosed in the Securities Filings or set forth on
        SCHEDULE 3.01(k), as of the date hereof, neither the Company nor any Company Subsidiary maintains any plans or programs providing post-retirement medical benefits (except as required by law), death benefits or other post-retirement welfare benefits.

             (vii) The Internal Revenue Service has issued a letter for each Company Plan existing as of the date hereof that is intended to be qualified under Section 401(a) of the Code, determining that such plan is so qualified and is exempt from tax under Section 501(a) of the Code, and nothing has occurred since the date of such determination letter that has adversely affected such qualification.

          (l) Absence of Certain Changes. Except as set forth in the Securities Filings or on SCHEDULE 3.01(l), since March 29, 1998 and through the date hereof, the business of the Company and each Company Subsidiary has been operated in the ordinary course of business and consistent with past practice and, except as set forth in the Securities Filings or in SCHEDULE 3.01(l) or as specifically provided in this Agreement or the Ancillary
     Documents:

             (i) except for circumstances affecting the Company's industry generally, there has been no event, condition or change that individually or in the aggregate has had or could reasonably be expected in the foreseeable future to have a Material Adverse Effect;

             (ii) neither the Company nor any Company Subsidiary has sold or transferred any of the assets it owns except in the ordinary course of business and consistent with past practice (it being understood that the sale of receivables is in the ordinary course);

             (iii) neither the Company nor any Company Subsidiary has incurred any Indebtedness other than Indebtedness (x) to sellers of real property and to trade creditors incurred in the ordinary course of business and consistent with past practice, (y) under the Senior Notes, and (z) under the existing credit facilities with Heller Financial, Inc., Foothill Capital Corporation and Finova Capital Corporation;

             (iv) neither the Company nor any Company Subsidiary has changed its accounting policies or procedures as in effect on March 29, 1998;

             (v) except as contemplated by this Agreement, neither the Company nor any Company Subsidiary has amended or in any way altered its Restated Articles of Organization, certificate of incorporation, bylaws, partnership agreement or other governing document (provided that the foregoing shall not apply to the reorganization and restructuring of certain Company Subsidiaries on the terms previously disclosed to Purchasers);

             (vi) the Company has not (A) changed the number of shares of authorized capital stock of the Company, (B) except as contemplated by this Agreement, issued or granted any option, warrant, call, commitment, subscription, right to purchase or agreement of any character relating to the authorized or issued and outstanding capital stock of the Company or any Company Subsidiary, or any securities convertible into shares of such stock (except for grants of options to purchase Common Stock approved by the Company's Board of Directors to be granted pursuant to director or employee benefit plans of the Company), (C) split, combined or reclassified any shares of the capital stock of the Company, (D) declared, set aside or paid any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of the capital stock of the Company, or (E) redeemed or otherwise acquired any shares of such capital stock;

             (vii) the Company has not increased the number of directors of the Board other than as required by Section 4.10 hereof;

             (viii) neither the Company nor any Company Subsidiary has acquired any real estate assets, or any other assets other than in the ordinary course of business and consistent with past practice;

             (ix) neither the Company nor any Company Subsidiary has entered into employment agreements with any employee (other than an agreement terminable at will without any financial penalty), or granted any increase in the compensation (including employee benefits) of any employee, except for increases (A) in the ordinary course of business and consistent with past practice, (B) as a result of collective bargaining or (C) as required by any employment or other agreement, policy or plan currently in effect; and

             (x) neither the Company nor any Company Subsidiary has agreed, whether in writing or otherwise, to take any action that, if taken, would render any of the representations set forth in this SECTION 3.01(l) untrue in any material respect.

          (m) Disclosure. Neither this Agreement nor any Ancillary Document nor any certificate or disclosure statement delivered by or on behalf of the Company or the Company Subsidiaries prior to the date hereof, nor any other written materials delivered by the Company to Purchasers prior to the date hereof in connection with the transactions contemplated hereby and identified in SCHEDULE 3.01(m), as of the date thereof contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading. Other than competitive factors and economic conditions affecting the Company's industry generally, there are no facts known to the Company existing as of the date hereof which the Company has not disclosed to Purchasers or their counsel in writing which would cause any of the materials described in
     SCHEDULE 3.01(m) to contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

          (n) Securities Law Matters. None of the Company, the Company Subsidiaries or any of their respective Affiliates or any other Person acting on their behalf has, in connection with the offer and sale of the Common Stock hereunder, engaged in (a) any form of general solicitation or general advertising (as those terms are used within the meaning of Rule 502(c) under the Securities Act), (b) assuming the accuracy of Purchasers' representations in Section 3.02(d), any action involving a public offering within the meaning of Section 4(2) of the Securities Act, or (c) assuming the accuracy of Purchasers' representations in Section 3.02(d), and compliance by Purchasers and the Permitted Transferees with the terms hereof, any action that would require the registration under the Securities Act of the offering and sale of the Common Stock pursuant to this Agreement or that would violate applicable state securities or "blue sky" laws. The Company has not made and will not make, directly or indirectly, any offer or sale of Common Stock of the same or similar classes as the Common Stock if, as a result of such offer or sale, the offer and sale of the Common Stock contemplated hereby could fail to be entitled to exemption from the registration requirements of the Securities Act. As used herein, the terms "offer' and "sale" have the meanings specified in Section 2(3) of the Securities Act.

          (o) Brokers and Finders. Except in connection with the "fairness opinion" obtained by the Company in connection with the transactions contemplated hereby, neither the Company nor any Company Subsidiary nor any of their respective officers, directors, Affiliates, employees or agents has utilized any broker, finder, placement agent or financial advisor or incurred any liability for any fees or commissions in connection with any of the transactions contemplated hereby or by the Ancillary Documents except as provided in this Agreement.

          (p) Licenses and Permits. The Company and the Company Subsidiaries possess all material licenses, franchises, permits, certificates, Consents, orders, approvals and authorizations (collectively, the "Permits") and have made all declarations and filings with all Governmental Entities necessary under law or otherwise to conduct their businesses as currently being conducted, and each such Permit is valid and subsisting and in full force and effect, except where the failure to possess or do any of the foregoing could not reasonably be expected to have a Material Adverse Effect. No negotiation, application, action or proceeding is pending for the renewal or modification of any material Permits which in any case could reasonably be expected to have a Material Adverse Effect, and no application, petition, objection, opposition, action or proceeding is pending or, to the knowledge of the Company, threatened that may result in the denial of an application for renewal, revocation, modification, nonrenewal or suspension of any Permit, the issuance of a cease-and-desist order, or the imposition of any administrative or judicial sanction with respect to the Company or the Company Subsidiaries which in any case could reasonably be expected to have a Material Adverse Effect. The Timeshare/Residential Business of the Company and the Company Subsidiaries is being operated in accordance with all applicable Permits, except where the failure to comply could not reasonably be expected to have a Material Adverse Effect.

          (q) MATERIAL AGREEMENTS. Each contract, agreement, understanding, arrangement and commitment (the "Contracts") which is existing on the date hereof and is Material to the business, results of operations, financial condition, prospects or operations of the Company and the Company Subsidiaries is described in or has been included as an exhibit to the Securities Filings or is otherwise set forth on SCHEDULE 3.01(q), including, without limitation, all Contracts for Indebtedness. A true and correct copy of each Contract set forth in SCHEDULE 3.01(q) has been delivered or made available to Purchasers including, without limitation, all amendments and supplements thereto and any schedules and exhibits attached thereto. For purposes of this Section 3.01(q), a Contract is deemed "Material" if such Contract (i) has a maturity of one year or more and (ii) involves (or could reasonably be expected to involve) (x) in the case of any Contracts for the sale or purchase of any real property or timeshare inventory or any Contracts relating to construction or renovation or capital expenditures or capital additions or improvements, a dollar amount in excess of $2,000,000 per annum or (y) in the case of any other Contracts not described in (x), a dollar amount in excess of $1,000,000 per annum. Each Contract referred to above and existing on the date hereof is a valid, binding and enforceable agreement of the Company or a Company Subsidiary and, no event has occurred that has caused, or with the passage of time or giving of notice would cause, nor has the execution of this Agreement caused, or will the transactions contemplated under this Agreement cause the Company or any Company Subsidiary to be in default under a material provision, or give rise to a right of acceleration, or termination under any Contract, the result of which could reasonably be expected to have a Material Adverse Effect.

          (r) Properties and Insurance.

             (i) The Securities Filings or SCHEDULE 3.01(r)(i) set forth all of the material real property directly or indirectly owned or leased by the Company and the Company Subsidiaries as of the date hereof. Each of the Company and each Company Subsidiary has good and marketable title in fee simple to all such Company Property owned by it and good and valid title to all personal property owned by it that is material to its business, in each case, free and clear of all Liens other than the Permitted Liens, those Liens disclosed on SCHEDULE 3.01(r)(i) and those Liens which would not, either individually or in the aggregate, have a Material Adverse Effect. The Company and the Company Subsidiaries have in full force and effect property damage, liability and other insurance with financially sound and reputable insurers at levels of coverage reasonable and customary in the Company's industry and, as of the date hereof, there is no material claim by the Company or any Company Subsidiary pending under any such insurance policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies. Except as set forth in SCHEDULE 3.01(r), policies of title insurance (issued on customary American Land Title Association forms) have been issued by national title insurance companies insuring the fee simple title of the Company or the Company Subsidiaries, as the case may be, to each of the Company Properties in amounts at least equal to the original cost thereof subject only to Permitted Liens, such policies are in full force and effect and no claim has been made under any such policy, and the Company is not aware of any fact or information which would constitute a defense by the issuer of any such policy or an exclusion from coverage, except where the failure to have such insurance could not reasonably be expected to have a Material Adverse Effect. True and correct copies of all such policies together with all exceptions referenced therein have been made available by the Company to Purchasers.

             (ii) Except as set forth in SCHEDULE 3.01(r)(ii), as of the date hereof, there is no uninsured physical damage to any Company Property in excess of $50,000. Except as set forth in SCHEDULE 3.01(r)(ii), as of the date hereof each improved Company Property is in good operating condition and repair and is structurally sound and free of defects, with no alterations or repairs being required thereto under Applicable Laws or insurance company requirements and consists of sufficient land, parking areas, driveways and other improvements and lawful means of access and utility service and capacity to permit the use thereof in the manner and for the purposes for which it is presently devoted, except where the failure of any of the foregoing could not reasonably be expected to have a Material Adverse Effect. The Company has made available to Purchasers true and complete copies of all engineering reports, inspection reports, maintenance plans and other documents relating to the condition of any Company Property prepared for the Company or otherwise in the Company's or a Company Subsidiary's possession.

             (iii) Except as set forth in SCHEDULE 3.01(r)(iii), and except as could not either individually, or in the aggregate, reasonably be expected to have a Material Adverse Effect, (A) no condemnation, eminent domain or rezoning proceedings are pending or threatened with respect to any of the Company Properties; (B) no road widening or change of grade of any road adjacent to any Company Property is underway or has been proposed; (C) there is no proposed change in the assessed value of any Company Property; (D) no special assessment has been made or threatened against any Company Property; and (E) no Company Property is subject to any "impact fee" or to any agreement with any Governmental Entity to pay for sewer extension, oversizing utilities, lighting or like expenses or charges for work or services by such Governmental Entity.

             (iv) Each of the Company Properties is an independent unit which does not rely on any facilities located on any property not included in such Company Property to fulfill any municipal or governmental requirement or for the furnishing to such Company Property of any essential building systems, utilities or customary amenities, other than facilities the benefit of which inures to the Company Properties pursuant to one or more valid easements, or facilities which are located on or abutting Company Properties and are sufficient to serve more than one property adequately and lawfully. Each of the improved timeshare Company Properties is served by public water and sanitary systems and all other utilities, and each of the improved timeshare Company Properties has lawful access to public roads, in all cases sufficient for the current use and occupancy of each Company Property. All parcels of land included in each Company Property that purport to be contiguous are contiguous and are not separated by strips, gaps or gores. No improvements constituting a part of any Company Property encroach on real property not constituting a part of such Company Property or an abutting Company Property except where such encroachments could not reasonably be expected to have a Material Adverse Effect.

             (v) The Company has made available to Purchasers each survey, study or report prepared by or for the Company or any Company Subsidiary in connection with any Company Property's compliance or non-compliance with the requirements of the Americans with Disabilities Act (the "ADA"), other than routine correspondence and memoranda.

             (vi) SCHEDULE 3.01(r)(vi) sets forth a complete and accurate list of all Material (as defined in Section 3.01(q) of this Agreement) commitments, letters of intent, agreements, or similar written understandings existing as of the date hereof made or entered into by the Company or any Company Subsidiary to sell, mortgage, pledge or hypothecate any Company Property or to otherwise enter into a Material (as defined in Section 3.01(q) of this Agreement) transaction in respect of the ownership or financing of any Company Property or to purchase or acquire an option, right of first refusal or similar right in respect of any real property, which has not yet been reduced to a written contract. The Company has made available to Purchasers a true and correct copy of each such Material commitment, letter of intent or other understanding.

             (vii) Except as restricted by the existing credit facilities with Heller Financial, Inc., Finova Capital Corporation and Foothill Capital Corporation and by the Senior Notes and except as set forth in SCHEDULE 3.01(r)(vii), as of the date hereof, the Company and Company Subsidiaries have the right to sell, transfer, lease, and finance, without limitations, the Company Properties.

             (viii) The Company has provided to Purchasers a capital expenditure budget for each Material Company Property set forth in the Securities Filings which describes the capital expenditures which the Company has budgeted for such Company Property for the period ending March 31, 1999. The Company believes, as of the date hereof, that the costs and the schedules set forth therein are reasonable estimates and projections. Purchasers understand that the Company's actual results may vary from the budget and no assurances can be given that the Company will meet its projections. As of the date hereof, the Company is not aware of any facts or circumstances which would cause the Company to exceed the capital expenditure budget in the aggregate.

             (ix) The Securities Filings or SCHEDULE 3.01(r)(i) disclose each material Company Property and SCHEDULE 3.01(r)(ix) contains a list of each property which, as of the date hereof, the Company has under letter of intent or option which is Material (as defined in Section 3.01(q) of this Agreement), which consists of or includes a material amount of undeveloped land or which is intended to be or is in the process of being developed or materially rehabilitated ("Development Properties") and a brief description of the development or material rehabilitation intended by the Company or any Company Subsidiary to be carried out or completed therein (collectively, the "Projects"). Each Development Property is zoned for the lawful development thereon of the Project. The Company has obtained, or has no reason to believe it will not be able to obtain in the ordinary course of business, all Permits, licenses, Consents and authorizations required for the lawful development or rehabilitation thereon of such Project, except where the failure to obtain such Permits, licenses, Consents and authorizations could not reasonably be expected to have a Material Adverse Effect. The Company has made available to Purchasers all feasibility studies, soil tests, due diligence reports and other studies, tests or reports performed by or for the Company, or otherwise in the possession of the Company, which relates to the Development Properties.

          (s) Taxes. Each of the Company and each Company Subsidiary has filed all federal, state and local income and franchise Tax Returns which are required to be filed and all such Tax Returns are correct and complete in all material respects. The Company and each Company Subsidiary has paid all Taxes shown thereon to be due and all other taxes and assessments known to the Company or any such Company Subsidiary to be payable by it, except to the extent the same have become due and payable but are not yet delinquent or to the extent the same are being contested in good faith and except to the extent any such failure would not have a Material Adverse Effect. To the extent that Tax liabilities and assessments have accrued but have not yet become payable, such Tax liabilities have been adequately reflected as liabilities on the books of the Company and the Company Subsidiaries and adequate reserves have been established for the payment thereof. SCHEDULE 3.01(s) sets forth the fiscal year through which the consolidated Federal Income Tax Returns of the Company and the Company Subsidiaries have been examined and reported on by the Internal Revenue Service. To the Company's knowledge, there exists no dispute with the Internal Revenue Service with respect to the consolidated Federal Income Tax Returns of the Company and the Company Subsidiaries which, if adversely determined, would have a Material Adverse Effect. Except as set forth on SCHEDULE 3.01(s), the Company is not subject to any audit by any Governmental Entity with regard to any Tax nor has any Governmental Entity asserted against the Company any liability for any Tax due and payable, but not paid, the result of which, if adversely determined, could reasonably be expected to have a Material Adverse Effect. As of the date hereof, none of the Company and the Company Subsidiaries (i) has been a member of an affiliated group filing a consolidated federal income tax return (other than a group the common parent of which is the Company), or (ii) has any liability for the taxes of any Person (other than any taxes of the Company and the Company Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

          (t) Environmental Matters.

             (i) Each of the Company and each Company Subsidiary has obtained, and now is in compliance with and maintains as currently valid and effective all permits required under the Environmental Laws (the "Environmental Permits") in connection with the operation of its businesses and properties, all of which Environmental Permits are listed in SCHEDULE 3.01(t), except where the failure to do any of the foregoing could not reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Conclusions sections of the Company Environmental Reports, each of the Company and each Company Subsidiary, and each property of the Company and the Company Subsidiaries is, has been, and will be in compliance with all terms and conditions of the Environmental Permits and all Environmental Laws, except where the failure to do any of the foregoing could not reasonably be expected to have a Material Adverse Effect.

             (ii) Each of the Company and each Company Subsidiary has provided to Purchasers all written information and written communications (whether from a Governmental Entity, citizens' group, tenant, employee or other person) prepared or received by them or in its possession or control as of the date hereof regarding (x) alleged or suspected noncompliance in any material respect of any of the Company Properties with any Environmental Laws or Environmental Permits or (y) alleged or suspected material liability of the Company or the Company Subsidiaries under any Environmental Law.

             (iii) There are no environmental Liens, encumbrances or restrictions on any of the Company Properties and, to the Company's knowledge, no actions by any Governmental Entity or by any Persons have been, or are in process of being, taken which are reasonably likely to subject any Company Property to such Liens, encumbrances or restrictions, except for such Liens, encumbrances or restrictions which, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

             (iv) No Environmental Claim with respect to the operations or the businesses of the Company or the Company Subsidiaries, or with respect to any Company Properties, has been asserted or, to the Company's knowledge, threatened, and no circumstances exist with respect to the Company or the Company Subsidiaries or the Company Properties that would reasonably be expected to result in any liability or any Environmental Claim being asserted, in any such case, against (i) the Company or the Company Subsidiaries, or (ii) any Person whose liability for any Environmental Claims the Company or the Company Subsidiaries has or may have retained or assumed contractually, by operation of law or otherwise, except any Environmental Claim which, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

             (v) Except as disclosed in SCHEDULE 3.01(t) or set forth in the Conclusions sections of the Company Environmental Reports and except for events or circumstances which could not reasonably be expected to have a Material Adverse Effect, (i) no generation, storage, handling, disposal, treatment, spillage or release of Hazardous Substances in violation of any law has occurred or is occurring on the Company Properties, whether conducted or caused by Company or the Company Subsidiary, their predecessors, tenants or any other parties, and none of the Company or the Company Subsidiaries has been notified or anticipates being notified of potential responsibility in connection with any such activity or with any site that has been placed on, or proposed to be placed on, the National Priorities List or its state or foreign equivalents pursuant to the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. Sections 9601 et seq., or analogous state or foreign laws, (ii) no Hazardous Substances are present on, in or under any Company Property in a manner or condition that is reasonably likely to give rise to an Environmental Claim, (iii) none of the Company or the Company Subsidiaries has released or arranged for the release of any Hazardous Substances at any location, (iv) no underground storage tanks, above-ground storage tanks, surface impoundments, disposal areas, pits, ponds, lagoons, open trenches or disused industrial equipment are present at any Company Property, (v) no transformers, capacitators, ballasts or other equipment containing polychlorinated biphenyls (PCBs) are present at any Company Property, except for any such transformers, capacitors, ballasts or other equipment owned by any utility company, and (vi) no asbestos or asbestos-containing material, no radon, no lead-based paint and no lead in drinking water is present at any Company Property and no employee, agent, contractor or subcontractor of the Company or the Company Subsidiaries is now or has in the past been exposed to friable asbestos or asbestos-containing material, radon, lead-based paint or lead in drinking water at the Company Property.

             (vi) The Company has provided Purchasers access to true and complete copies of all existing Phase I environmental reports, Phase II environmental reports, and all other reports, materials and data prepared by or for the Company or the Company Subsidiaries or otherwise in the possession of any of them with respect to the environmental condition of any Company Property owned as of the date hereof (collectively, the "Company Environmental Reports").

             (vii) For purposes hereof, the terms listed below shall have the following meanings:

                (A) "Environmental Claim" shall mean any investigation or notice (written or oral) or claims by any person including, without limit, any Government Entity, neighbors, employees and tenants, alleging potential liability (including potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or fatalities, or penalties) arising out of, based on or resulting from (I) the presence, generation, transportation, treatment, use, storage, disposal or release of Hazardous Substances or the threatened release of Hazardous Substances at any location, or (II) activities or conditions forming the basis of any violation, or alleged violation of, or liability or alleged liability under, any Environmental Law.

                (B) "Environmental Laws" shall mean federal, state, local, provincial, municipal and foreign laws, ordinances, principles of common law, rules, bylaws, orders, governmental policies, statutes, regulations, agreements and treaties relating to the pollution or protection of the environment or of flora or fauna or their habitat or of human health and safety, or to the cleanup or restoration of the environment, including, but not limited to, any laws relating to
           (I) generation, treatment, storage, disposal or transportation of wastes, emissions or discharges or protection of the environment from the same, (II) exposure of Persons to, or release or threat of release of, Hazardous Substances, and (III) the safety and health of workers and employees.

                (C) "Hazardous Substances" shall mean all chemicals, pollutants, contaminants, wastes, toxic substances, petroleum or any fraction thereof, petroleum products, asbestos, radon and hazardous substances (as defined in Section 101(14) of CERCLA, 42 U.S.C. Sections 6601(14)), or solid or hazardous wastes as now defined and regulated under any Environmental Laws.

          (u) Absence of Certain Business Practices. Neither the Company nor any Company Subsidiary nor, to the Company's knowledge, any officer or director purporting to act on behalf of the Company or any Company Subsidiary has at any time: (i) made any contributions to any candidate for political office, or failed to disclose fully any such contributions, in violation of law, (ii) made any payment of funds to, or received or retained any funds from, any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by Applicable Law, (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment or (v) engaged in any material transaction, maintained any bank account or used any material amount of corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company and the Company Subsidiaries.

          (v) Books of Account; Company Charter and Bylaws.

             (i) The books of account and other financial records of the Company and each Company Subsidiary are in all material respects true and complete, have been maintained in accordance with good business practices, and are accurately reflected in all material respects in the financial statements included in the Securities Filings.

             (ii) The Company has previously delivered or made available to Purchasers true and complete copies of the Restated Articles of Organization and bylaws of the Company, as amended, and the charters, bylaws, partnership agreements, joint venture agreements or other governing documents of each Company Subsidiary, in each case, as amended through the date hereof.

             (iii) The minute books and other corporate records of the Company and each Company Subsidiary have been made available to Purchaser, contain in all material respects accurate records of all meetings held prior to the date hereof and accurately reflect in all material respects all other corporate action of the shareholders and board of directors and any committees of the board of directors of the Company and the Company Subsidiaries which are corporations and all actions of the partners of the Company Subsidiaries which are partnerships or joint ventures, through the date hereof.

          (w) Operating Company Status. The Company is primarily engaged, directly or through majority-owned Company Subsidiaries, in the production or sale of a product or service other than the investment of capital, within the meaning of the plan assets regulations issued by the Department of Labor (29 C.F.R. Section 2510.3-101).

          (x) HSR Compliance. As of the date hereof, all assets of the Company and the Company Subsidiaries on a consolidated basis which do not constitute (a)(i) real property that is used primarily for office or residential purposes, including a vacation ownership interest in a resort, or (ii) assets incidental to the ownership of such real property, in either case, within the meaning of Section 802.2(d) of the Rules, Regulations and Interpretations under the HSR Act (the "HSR Rules"), or (b) a hotel or motel (other than a hotel or motel that includes a gambling casino), improvements to any such hotel or motel, including golf, swimming, tennis, restaurant, health club or parking facilities (but excluding ski facilities) or assets incidental to the ownership of any such hotel or motel, within the meaning of Section 802.2(e) of the HSR Rules or (c) real property used primarily as a golf course or a swimming or tennis club facility or assets incidental to the ownership of any such property, within the meaning of Section 802.2(b) of the HSR Rules (collectively, "Non-Exempt Assets"), do not have a value in excess of $15,000,000.

     SECTION 3.02. REPRESENTATIONS AND WARRANTIES OF PURCHASERS. The Purchasers, jointly and severally, represent and warrant to, and agree with, the Company as follows:

          (a) Organization. Each Purchaser is a limited partnership validly existing and in good standing under the laws of its jurisdiction of organization. Each Purchaser has a term continuing until at least December 31, 2007 and the Purchasers have sufficient capital to satisfy their obligations under this Agreement.

          (b) Authorization; No Conflicts. Each Purchaser has full power and authority to enter into this Agreement and the Ancillary Documents to which it is a party and to consummate the transactions hereby and thereby. The execution, delivery and performance by each Purchaser of this Agreement and the Ancillary Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby have been authorized by all necessary action on the part of Purchasers. This Agreement has been, and on or prior to the Closing Date the Ancillary Documents to which each Purchaser is a party will be, executed and delivered by such Purchaser and this Agreement is, and upon the execution on or prior to the Closing Date the Ancillary Documents to which each Purchaser is a party will be, the valid and binding obligation of such Purchaser, enforceable against it in accordance with its terms subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights generally and to general principles of equity. The execution, delivery and performance by each Purchaser of this Agreement and the Ancillary Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby and the compliance by each Purchaser with any of the provisions hereof and thereof will not conflict with, violate or result in a breach of any provision of, require a Consent under, or constitute a default (or an event, which, with notice or lapse of time or both, would constitute a default) under, (i) any organizational document of any Purchaser or (ii) any mortgage, note, indenture, deed of trust, lease, loan agreement or other agreement or instrument of any Purchaser, or (iii) assuming that the clearances, filings, Consents and approvals specified in SCHEDULE 3.01(d) have been obtained or made and any waiting period applicable thereto has expired or been terminated, any permit, concession, grant, franchise, license, judgment, order, decree, ruling, injunction, statute, law, ordinance, rule or regulation binding or applicable to any Purchaser or its respective properties or assets.

          (c) Consents and Approvals. Except as set forth in SCHEDULE 3.01(f), no Consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required on the part of Purchasers in connection with the execution, delivery and performance by each Purchaser of this Agreement and the Ancillary Documents to which it is a party and the consummation of the transactions hereby and thereby.

          (d) Investment Intent; Suitability. Each Purchaser is acquiring the Common Stock solely for its own account for investment and not with a view to any distribution thereof in violation of the Securities Act. Each Purchaser is an "accredited investor" as such term is defined in Rule 501 under the Securities Act. No Purchaser shall Transfer any Common Stock or other securities acquired pursuant to this Agreement except in compliance with all Applicable Law.

          (e) Investigation by Purchasers. Each Purchaser acknowledges that it has had an opportunity to ask questions of and receive answers from the Company regarding the Company and the Company Subsidiaries and their respective businesses, assets, results of operations and financial condition and the terms and conditions of the issuance of the Common Stock. Notwithstanding anything contained herein to the contrary, no investigation by Purchasers shall in any way affect Purchasers' right to rely upon the Company's representations, warranties and covenants contained herein.

          (f) Investment Experience. Each Purchaser (a) has such knowledge, experience and skill in evaluating and investing in common stocks and other securities, based on actual participation in financial, investment and business matters, so that it is capable of evaluating the merits and risks of an investment in the Common Stock, (b) has such knowledge, experience and skill in financial and business matters that it is capable of evaluating the merits and risks of investment in the Company and the suitability of the Common Stock as an investment, and (c) can bear the economic risk of an investment in the Common Stock. Each Purchaser understands that an investment in the Common Stock on the terms set forth in this Agreement is speculative and involves certain risks and uncertainties. Each Purchaser has (i) received a copy of the Offering Memorandum dated March 27, 1998 relating to the Senior Notes and reviewed the "Risk Factors" set forth therein and (ii) reviewed the Securities Filings.

          (g) Brokers and Finders. None of the Purchasers nor any of their officers, directors, employees, Affiliates or agents has utilized any broker, finder, placement agent or financial advisor or incurred any liability for any fees or commissions in connection with any of the transactions contemplated hereby or by the Ancillary Documents.

          (h) Company Common Stock. As of the date hereof, Purchasers do not own any shares of Common Stock.

                                  ARTICLE IV.

                      ADDITIONAL AGREEMENTS OF THE PARTIES

     SECTION 4.01. TAKING OF NECESSARY ACTION. Each of the parties hereto agrees to use all reasonable efforts to take or cause to be taken all action and to do or cause to be done all things necessary, proper or advisable under Applicable Law to consummate and make effective the transactions contemplated by this Agreement. Without limiting the foregoing, the Company and Purchasers will, and the Company shall cause the Company Subsidiaries to, each use all reasonable efforts to make all filings and obtain all Consents of Governmental Entities which may be necessary or, in the opinion of Purchasers or the Company, as the case may be, advisable for the consummation of the transactions contemplated by this Agreement and the Ancillary Documents, including, but not limited to, any filings with the FTC or DOJ under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR Act").

     SECTION 4.02. CONDUCT OF BUSINESS. Except as otherwise required to perform its obligations under this Agreement or in any agreement contemplated herein, from the date hereof through the Closing Date, the Company shall, and shall cause each of the Company Subsidiaries to:

          (a) conduct its operations in the ordinary course of business in a first-class manner and consistent with past practice;

          (b) unless required pursuant to the terms of this Agreement or the Ancillary Agreements, or consented to in writing by Purchasers, not amend or in any way alter its Restated Articles of Organization, certificate of incorporation, bylaws, partnership agreement or other governing document (provided that the foregoing shall not restrict the reorganization and restructuring of certain of the Company Subsidiaries on the terms previously disclosed to Purchasers);

          (c) not engage in any other act, other than in the ordinary course of business and consistent with past practice, that could reasonably be expected to have a Material Adverse Effect or in any way delay or impair consummation of the transactions contemplated by this Agreement and the Ancillary Documents;

          (d) not change the number of shares of the authorized capital stock of the Company, issue or grant any option, warrant, call, commitment, subscription, right to purchase or agreement of any character relating to the authorized or issued capital stock of the Company or any Company Subsidiary, or any securities convertible into shares of such stock (except for grants of options to purchase Common Stock approved by the Board of Directors to be granted pursuant to existing Company Plans), split, combine or reclassify any shares of the capital stock of the Company, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of the capital stock of the Company, or redeem or otherwise acquire any shares of such capital stock;

          (e) not increase the number of directors of the Board of Directors of the Company without the express written consent of Purchasers other than as required by Section 4.10;

          (f) not sell or transfer any of the assets it owns, except in the ordinary course of its business and consistent with past practice (it being understood that sales of loan receivables shall be deemed in the ordinary course of business);

          (g) except for seller financing and borrowings under the Company's existing credit facilities with Heller Financial, Inc., Foothill Capital Corporation and Finova Capital Corporation, not incur any Indebtedness other than Indebtedness to trade creditors incurred in the ordinary course of business and consistent with past practice;

          (h) not change its accounting policies or procedures in any material manner;

          (i) not do any other act which would reasonably be expected to cause any representation or warranty in this Agreement to be or become untrue in any material respect.

     SECTION 4.03. FINANCIAL STATEMENTS AND OTHER REPORTS. For so long as Purchasers or the Permitted Transferees own any shares of Common Stock (except in the case of (d) below which shall apply only for so long as Purchasers and the Permitted Transferees own in the aggregate at least the Permitted Interest), the Company covenants that it will deliver to Purchasers or the Permitted Transferees (PROVIDED, HOWEVER, that delivery to any Permitted Transferee of any financial statements or other reports shall be made only to a wholly-owned (excluding the ownership interests of MSDW employees and consultants) MSDW entity as general partner, investment advisor or other representative on behalf of the Permitted Transferees), as the case may be:

          (a) as soon as practicable and in any event within 45 days after the end of each quarterly period (other than the last quarterly period) in each fiscal year, consolidated statements of operations, statements of shareholders' equity and cash flows of the Company for the period from the beginning of the then current fiscal year to the end of such quarterly period, and a consolidated balance sheet of the Company at the end of such quarterly period setting forth in each case in comparative form figures for the corresponding period or date in the preceding fiscal year, together with a certificate from a senior officer of the Company ("Senior Officer's Certificate") to the effect that such financial statements have been prepared in accordance with GAAP consistently applied during the periods involved (except as otherwise indicated in the notes thereto and subject to year-end adjustments) and that such financial statements fairly present the results of operations and changes in financial position, shareholders' equity, cash flows and financial position of the Company and the Company Subsidiaries as of and for the period then ended; PROVIDED HOWEVER, that delivery pursuant to clause (c) below of a copy of the Company's periodic report on Form 10-Q for such period filed with the SEC shall be deemed to satisfy the requirements of this clause (a);

          (b) as soon as practicable and in any event within 90 days after the end of each fiscal year, a consolidated balance sheet of the Company as of the end of such fiscal year and the related consolidated statements of operations, statements of shareholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the corresponding figures from the preceding fiscal year, together with the audit report of Ernst & Young LLP, or other independent public accountants of recognized standing selected by the Company; PROVIDED, HOWEVER, that delivery pursuant to clause (c) below of a copy of the Annual Report on Form 10-K of the Company for such fiscal year filed with the SEC shall be deemed to satisfy the requirements of this clause (b);

          (c) promptly upon transmission thereof, copies of all such financial statements, proxy statements, notices and reports as it shall send to its shareholders and to its lenders and copies of all such registration statements, other than registration statements relating to employee benefit or dividend reinvestment plans, and all such regular and periodic reports on Forms 10-K, 10-Q and 8-K (or similar or substitute forms) as it shall file with the SEC; and

          (d) from time to time such additional information regarding results of operations, financial condition, business or prospects of the Company and the Company Subsidiaries as Purchasers or the Permitted Transferees may reasonably request.

     SECTION 4.04. ACCESS.

          (a) Between the date hereof and the Closing Date and in order to permit Purchasers to complete their due diligence examination of the Company and the Company Subsidiaries, the Company shall permit representatives of Purchasers to have full access: (i) to inspect the facilities and properties of the Company and any of the Company Subsidiaries, (ii) to examine the corporate books, records, agreements and files of the Company or any of the Company Subsidiaries and make copies or extracts therefrom and (iii) to consult with the directors, officers or other employees of the Company and any of the Company Subsidiaries and the Company's independent auditors and legal counsel, all upon reasonable notice and at such reasonable times as the Purchasers may reasonably request.

          (b) For so long as Purchasers or the Permitted Transferees own, in the aggregate, at least the Permitted Interest, the Company will permit representatives of each Purchaser and any Permitted Transferee (PROVIDED, HOWEVER, that in the case of access rights by Permitted Transferees, access rights shall be granted only to a wholly-owned (excluding the ownership interests of MSDW employees and consultants) MSDW entity as general partner, investment advisor or other representative on behalf of the Permitted Transferees) to visit and inspect any of the properties of the Company or any of the Company Subsidiaries, to examine the corporate books, records, agreements and files of the Company and the Company Subsidiaries and make copies or extracts therefrom and to advise and consult with the principal officers of the Company regarding the affairs, finances and accounts of the Company and the Company Subsidiaries, all upon reasonable notice and at such reasonable times any Purchaser or such wholly-owned MSDW entity may reasonably request.

     SECTION 4.05. LOST, STOLEN, DESTROYED OR MUTILATED SECURITIES. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any certificate for any security of the Company owned by Purchasers or the Permitted Transferees and, in the case of loss, theft or destruction, upon delivery of an undertaking by the holder thereof to indemnify the Company (and, if requested by the Company, the delivery of an indemnity bond sufficient in the judgment of the Company to protect the Company from any loss it may suffer if a certificate is replaced), or, in the case of mutilation, upon surrender and cancellation thereof, the Company will issue a new certificate for an equivalent number of shares of Common Stock or other security of like tenor, as the case may be.

     SECTION 4.06. NO TERMINATION OF OBLIGATIONS UPON CHANGE OF CONTROL. The Company shall promptly notify Purchasers and the Permitted Transferees (but in the case of the Permitted Transferees, such notice shall be sent only to a wholly-owned (excluding the ownership interests of MSDW employees and consultants) MSDW entity as general partner, investment advisor or other representative on behalf of the Permitted Transferees) (i) of the execution by the Company of a definitive agreement with any Person which will result in a Change of Control, (ii) of the satisfaction or waiver of all conditions of closing (other than conditions which can only be satisfied on the closing date of such transaction) required under the terms of such definitive agreement, and
(iii) immediately upon consummation of a Change of Control. Upon a Change of Control of the Company, all rights and obligations of Purchasers and any Permitted Transferee who owns any shares of Common Stock hereunder (including, without limitation, all registration rights under the Registration Rights Agreement) shall continue in full force and effect unless such Purchasers or Permitted Transferees, as the case may be, dispose of their respective shares of Common Stock as part of such Change of Control.

     SECTION 4.07. RESTRICTIONS ON SALE OR TRANSFER; LEGEND.

          (a) Prior to the earlier to occur of (x) the second anniversary of the Closing Date or (y) six months following the Calculation Date, but in no event earlier than the date that is 18 months from the Closing Date (the "Lock-up Period"), none of the Purchasers or Permitted Transferees will, directly or indirectly, offer, sell, transfer, assign, pledge, hypothecate (provided that nothing herein to the contrary shall restrict the bona fide pledge or hypothecation of any shares of Common Stock issued to Purchasers or any Permitted Transferee prior to the expiration of the Lock-up Period or the foreclosure of any such pledge or hypothecation so long as any pledgee remains subject to the provisions of this Section 4.07; upon any foreclosure of such pledge, the pledgee shall not have any rights or obligations under this Agreement but shall constitute a Purchaser under the Registration Rights Agreement) or otherwise dispose of (any such act, a "Transfer") any shares of Common Stock purchased hereunder, except for, and subject in each case to, compliance with all Applicable Law and receipt of any necessary governmental Consents, (i) a Transfer by Purchaser to a Permitted Transferee, provided that prior to such Transfer each such Permitted Transferee consents in writing to be bound by the restrictions on Transfer set forth in this Section 4.07, makes the representations and warranties set forth in the first sentence of Section 3.02(d) and in
     Section 3.02(f) to the Company and assumes all other rights and obligations of such Purchaser under this Agreement and the Registration Rights Agreement; (ii) a Transfer to the Company or to a wholly-owned direct or indirect subsidiary of the Company; and (iii) a Transfer pursuant to a sale, merger or consolidation in which the Company is a constituent corporation, or upon a Change of Control as provided in Section 4.07(b).

          (b) Subject to Section 4.07(c), following the Lock-up Period or the consummation of a Change of Control or delivery of notice that the events described in Section 4.06(i) and (ii) have occurred, each Purchaser and Permitted Transferee may, in its sole discretion, freely and without any limitations, transfer any shares of Common Stock owned by it, subject to compliance with all Applicable Law (including, without limitation, compliance with the Securities Act), PROVIDED, HOWEVER, that if the transaction to which notice is provided under Sections 4.06(i) and (ii) is terminated, Purchasers' and the Permitted Transferees' right to Transfer any shares of Common Stock held by them shall be again subject to the provisions of this Section 4.07.

          (c) Each Purchaser acknowledges and agrees that as of the date hereof the shares of Common Stock have not been registered under the Securities Act or the securities laws of any state, that the shares of Common Stock will be characterized as "restricted securities' under federal securities laws and that under such laws and applicable regulations the shares of Common Stock cannot be sold or otherwise disposed of or otherwise Transferred without registration under the Securities Act or an exemption therefrom. Each Purchaser acknowledges that, except as provided in the Registration Rights Agreement, none of the Purchasers or Permitted Transferees has any right to require the Company to register the Common Stock. Each Purchaser further acknowledges and agrees that each certificate of Common Stock to be issued to Purchasers or any Permitted Transferee hereunder shall bear the following legend:

     THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF IN ABSENCE OF (I) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR
(II) AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED. THIS CERTIFICATE IS ISSUED PURSUANT TO AND SUBJECT TO THE RESTRICTIONS ON TRANSFER, VOTING AND OTHER PROVISIONS OF A SECURITIES PURCHASE
AGREEMENT DATED AS OF AUGUST        , 1998 BETWEEN THE COMPANY AND THE
PURCHASERS REFERRED TO THEREIN, A COPY OF WHICH IS ON FILE WITH THE COMPANY. EXCEPT AS PROVIDED IN SUCH SECURITIES PURCHASE AGREEMENT, THE SHARES REPRESENTED BY THIS CERTIFICATE ARE NOT TRANSFERABLE AND ANY PURPORTED TRANSFER IN VIOLATION OF THE PROVISIONS OF SUCH SECURITIES PURCHASE AGREEMENT SHALL BE VOID AND OF NO FORCE AND EFFECT.

     Any holder of the Common Stock may request the Company to remove the legend described herein from the certificates evidencing such Common Stock by submitting to the Company such certificates, together with an opinion of counsel reasonably satisfactory to the Company to the effect that such legend is no longer required under the Securities Act.

     SECTION 4.08. FURTHER ASSURANCES. The Company and Purchasers shall execute and deliver, or cause to be executed and delivered, such additional instruments and other documents and shall take such further actions as the Company or Purchasers, as the case may be, may reasonably request to effectuate, carry out and comply with all of the terms of this Agreement and the Ancillary Documents and the transactions contemplated hereby and thereby, including, without limitation, making application as soon as practicable for all Consents required in connection with the transactions contemplated hereby and diligently pursuing the receipt of such Consents in good faith.

     SECTION 4.09. SOLICITATION. From the date hereof until the Closing Date, neither the Company nor any of the Company Subsidiaries shall, and the Company shall direct and use its reasonable best efforts to cause its directors, officers, employees, agents and representatives not to, initiate, solicit or encourage, directly or indirectly, any inquiries with respect to, or the making of, any Investment Proposal or engage in any negotiations concerning, provide any nonpublic information or data to, or have any discussions with, any Person (other than Purchasers) relating to, an Investment Proposal, or enter into any agreement with respect to, or otherwise take any action to effect or facilitate any effort or attempt to make or implement an Investment Proposal. On the date hereof, the Company and the Company Subsidiaries shall terminate all existing negotiations and discussions with any Person (other than Purchasers) relating to any Investment Proposal. For purposes of this Section 4.09, an "Investment Proposal" shall mean any proposal for the sale, exchange or issuance by the Company, whether in a private or public offering, of any shares of Common Stock or other securities or any securities, options, rights or warrants convertible into or exchangeable for any Common Stock (other than options granted in the ordinary course and shares issued upon exercise of options or upon conversion of outstanding convertible debt securities) or other equity securities of the Company or any sale of all or a material portion of the assets of the Company (other than sales in the ordinary course of business) or merger with or into any other Person (whether or not the Company is the Surviving Person, but excluding any merger of a Company Subsidiary with and into the Company or any other Company

Subsidiary) or any financing or any investment banking or financing services (other than as set forth in SCHEDULE 3.01(r)(vi) or as contemplated by this Agreement) involving the Company or any of the Company Subsidiaries.

     SECTION 4.10. BOARD REPRESENTATION.

          (a) On or prior to the Closing Date, the Board of Directors of the Company shall be expanded by two positions, and Michael J. Franco and John
     A. Henry shall be appointed to fill the vacancies created by such expansion with Mr. Henry designated as a Class I director and Mr. Franco designated as a Class III director. Thereafter, for so long as Purchasers and the Permitted Transferees own, in the aggregate, at least the Required Interest, Purchasers shall be entitled to designate an aggregate of two directors on the management slate of nominees to the Company's Board of Directors (the "Purchaser Designees") (with MSP having the right to designate one director and MSREF III having the right to designate one director) except the foregoing number of directors shall be reduced to the extent one or more Purchaser Designees have been elected to and are serving on the Board of Directors and are in a class of directors not currently standing for re-election. In the event that the aggregate interest owned by Purchasers and the Permitted Transferees shall be less than the Required Interest but equal to or greater than the Minimum Interest and Purchasers currently have two Purchaser Designees serving on the Board of Directors, then Purchasers shall cause one of the two Purchaser Designees to resign within 10 Business Days, the Board of Directors shall be reduced by one member and thereafter MSP shall be entitled to designate one member on the management slate of nominees to the Company's Board of Directors (until such time as the aggregate interest owned by Purchasers and the Permitted Transferees shall be less than the Minimum Interest, whereupon Purchasers shall within 10 Business Days cause the remaining Purchaser Designee to resign and Purchasers shall have no further rights under this Section) except the foregoing shall not apply to the extent MSP's Purchaser Designee has been elected to and is serving on the Board of Directors and is in a class of directors not currently standing for re-election. At least 90 days prior to each annual meeting of shareholders at which a Purchaser Designee will stand for election, MSREF III and MSP, as the case may be, shall provide written notice to the Company indicating the Purchaser Designee to be nominated by each such Purchaser at such annual meeting, and such notice shall set forth as to each Person proposed for nomination all information relating to such Persons that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act (including such Person's written consent to being named in the related proxy statement as a nominee and to serving as a director if elected).

          (b) The Company shall use its reasonable best efforts at all times to take such action as is necessary to ensure that the nominating committee of the Board of Directors (or the full Board if there is no nominating committee) of the Company shall nominate and recommend to the shareholders of the Company and the shareholders of the Company shall elect the Purchaser Designees to the Board of Directors. As a condition precedent to the inclusion of any Purchaser Designee on any slate of nominees to be recommended to shareholders by the Board of Directors pursuant to Section 4.10(a), the nominating committee of the Board (or the full Board if there is no nominating committee) may review the information provided pursuant to
     Section 4.10(a) to evaluate in good faith such Purchaser Designee's character and fitness to serve as a director. If the nominating committee (or the full Board if there is no nominating committee) determines in good faith that any such Purchaser Designee lacks the character or fitness to serve as a director based on applicable legal and reasonable commercial standards, the nominating committee (or the full Board if there is no nominating committee) shall inform the Purchaser who nominated such Purchaser Designee of such determination, and such Purchaser shall then have the right to propose an alternative Purchaser Designee who is reasonably acceptable to the Company. All Purchaser Designees elected to the Board of Directors shall receive, during the period in which they serve, any and all benefits (including, without limitation, any director compensation and grants of stock options under the 1998 Non-Employee Director Plan) provided to the other members of the Board of Directors of the Company.

          (c) If at any time Purchasers and the Permitted Transferees are entitled to designate one or more nominees to the Board of Directors pursuant to this Section 4.10 and Purchasers do not have a representative on the Board, so long as Purchasers and the Permitted Transferees own, in the aggregate, at least the Minimum Interest, the Company shall permit two representatives (or in the case that Purchasers are entitled to designate only one nominee to the Board, only one representative) of Purchasers (which representatives shall be acceptable to the Company in its reasonable discretion) to attend, but not vote, as observers at each meeting of the Board of Directors or any committee of the Board empowered to act with full authority of the entire Board, including telephonic meetings, provided that each such representative executes and delivers to the Company a confidentiality agreement in a form reasonably satisfactory to the Company prior to attendance at any such meetings. The Company shall cause notice of any meeting of the Board of Directors or any such committee of the Board to be delivered to any such representatives at the same time and in the same manner as notice is given to the members of the Board of Directors. Such representatives will be entitled to receive all written materials given to the members of the Board of Directors in connection with such meetings at the time such materials and information are given to the Board of Directors. The Company shall reimburse such representatives for his or her reasonable out-of-pocket expenses incurred in connection with attending meetings of the Board of Directors or any such committee of the Board.

          (d) For so long as any Purchaser or Permitted Transferee has the right to designate at least one director on a management slate of nominees to the Company's Board of Directors, the Company shall use reasonable best efforts to cause the Board of Directors and the shareholders of the Company not to increase the number of members of the Board of Directors above nine without the prior written consent of each Purchaser and Permitted Transferee (unless such increase is required to comply with Applicable Law), which consent may be withheld in each Purchaser's and Permitted Transferee's reasonable discretion. In the event of a vacancy (either by death, removal or resignation) of a director other than a Purchaser Designee which does not cause the total number of directors to be less than seven, the Company shall use reasonable best efforts to cause the Board of Directors not to appoint a replacement to fill such vacancy without the prior written consent of each Purchaser and Permitted Transferee (unless required to comply with Applicable Law and the Company's bylaws), which consent may be withheld in each Purchaser's and Permitted Transferee's reasonable discretion.

          (e) Each Purchaser Designee shall be entitled to serve on any standing committee of the Board except to the extent the Purchaser Designee's participation would cause the Purchaser Designees' participation on such committee to exceed their proportionate representation on the full Board, provided, however, that at least one Purchaser Designee may serve on each standing committee selected in accordance with this subsection (e). Subject to the preceding sentence, MSREF III and MSP shall each have the right to select the committees of the Board on which its Purchaser Designee will serve. The Company shall use its reasonable best efforts at all times as is necessary to ensure that each Purchaser Designee is appointed to all such committees of the Board of Directors.

          (f) For so long as Purchasers and the Permitted Transferees own, in the aggregate, at least the Minimum Interest and the Purchaser Designees are serving on the Board of Directors, Purchasers shall, and shall cause the Permitted Transferees, to vote all of their shares of Common Stock at any regular or special meeting of the shareholders of the Company (and any adjournments thereof) called for the purpose of electing directors to the Board, or, to the extent permitted by the Company's Restated Articles of Organization and Amended and Restated Bylaws and by Applicable Law, in any written consent executed in lieu of such a meeting of shareholders, for election of the management slate of nominees (other than the Purchaser Designees) to the Company's Board of Directors. The Purchasers shall and shall cause the Permitted Transferees to vote all of their shares of Common Stock at any regular or special meeting of the shareholders of the Company (and any adjournments thereof) called for the purpose of approving the issuance of the shares under this Agreement in favor of such issuance and the transactions contemplated by this Agreement.

          (g) Subject to availability on reasonable terms and at a reasonable cost, for so long as any Purchaser Designee remains on the Board of Directors, the Company shall use reasonable best efforts to maintain directors' and officers' liability insurance with financially sound and reputable insurers at a level of coverage of at least $10,000,000.

          (h) It is understood and agreed that the Company's Board of Directors is subject to fiduciary duties under Applicable Law, and that the Company's shareholders have rights with respect to the composition of the Board of Directors under Applicable Law and the Company's Amended and Restated Bylaws. Accordingly, for purposes of this Section 4.10, all obligations of the Company under paragraphs (a), (b), (d) and (e) hereof shall be deemed to be "to use reasonable best efforts" to cause the intended action to be taken, recognizing that the Company cannot guaranty what action its Board of Directors or stockholders may take in the future.

     SECTION 4.11. BOARD OF DIRECTORS APPROVALS. Notwithstanding anything contained in the Company's Restated Articles of Organization or its bylaws, for so long as Purchasers and the Permitted Transferees own, in the aggregate, at least the Required Interest, the following actions by the Company or any Company Subsidiary shall require the affirmative vote of at least one of the Purchaser Designees prior to the effectiveness or consummation of such action (provided that if Purchasers do not have a representative on the Board of Directors as a result of the failure of the Company to nominate any Purchaser Designee or failure of the shareholders of the Company to elect any Purchaser Designee, then such action shall require the approval of the Purchasers and Permitted Transferees holding a majority of the shares of Common Stock issued pursuant to this Agreement):

          (a) the consolidation or merger of the Company with or into another Person (other than a merger of a Company Subsidiary into the Company or another Company Subsidiary); the sale of all or substantially all of the assets of the Company; or, except for sales of receivables under the existing purchase facility with Heller Financial, Inc. or its permitted successors or assigns, (up to an aggregate of $200,000,000) the sale, assignment, transfer, lease, conveyance or other disposal of property or assets of the Company or the Company Subsidiaries in one or more related transactions where the aggregate consideration paid exceeds $50,000,000;

          (b) the purchase or other acquisition of the business, assets or securities of any other Person (whether by merger, another form of business combination or otherwise) in one or more related transactions where the aggregate consideration paid (exclusive of any future development costs) exceeds $50,000,000;

          (c) the issuance of any Senior Securities, or authorization of the issuance of any securities convertible into or exchangeable for, or options, warrants or other rights to acquire, any Senior Securities;

          (d) except for any issuances (i) to Purchasers or a Permitted Transferee pursuant to this Agreement or (ii) of securities upon conversion or exercise of any options, notes or debentures outstanding as of the date hereof or (iii) grants of options or issuances of securities upon exercise thereof pursuant to any existing director or employee stock option or stock benefit plan approved by the Company's Board of Directors, the issuance of Parity Securities, or authorization of the issuance of any securities convertible into or exchangeable for, or options, warrants or other rights to acquire, any Parity Securities, in each case, in excess of 8% of the then issued and outstanding shares of Common Stock or at a price per share that is less than the Closing Share Price, or at any time prior to expiration of the Commitment Period unless the Maximum Shares have been issued to Purchasers or the shareholders have failed to approve the issuance of any shares of Common Stock to be issued to Purchasers in accordance with this Agreement on or after the Threshold Date at the meeting referred to in Section 4.16;

          (e) the incurrence of any Indebtedness by the Company or any Company Subsidiary in an aggregate principal amount which would cause the Total Market Capitalization Ratio of the Company to be equal to or greater than 50%;

          (f) the declaration or payment of any dividend (other than a stock dividend) or distribution on the shares of Common Stock, or the repurchase, redemption or other acquisition of shares of Common Stock (other than in connection with "cashless" exercises of options);

          (g) any amendment to the Restated Articles of Organization or bylaws of the Company which could reasonably be expected to conflict with the terms of this Agreement;

          (h) the entry into a material line of business that is unrelated to or materially different from the Timeshare/Residential Business;

          (i) the entry into any transaction with any Affiliate other than transactions entered into with Company Subsidiaries; and

          (j) the authorization or issuance of any capital stock of any Company Subsidiary, or any options, rights, warrants or securities convertible into or exchangeable for any capital stock of any Company Subsidiary (other than pursuant to employee stock option plans in existence as of the date hereof).

     SECTION 4.12. PREEMPTIVE RIGHTS.

          (a) In the event the Company proposes to undertake an issuance of New Securities (as defined below) for cash after the date hereof, each Purchaser and Permitted Transferee that owns any shares of Common Stock on the date of issuance shall have the right to purchase its "proportionate share" of such New Securities on the terms and conditions set forth herein. Each Purchaser and Permitted Transferee that owns any shares of Common Stock on such date shall also have the right of over allotment such that, if any Purchaser or Permitted Transferee fails to exercise its rights hereunder to purchase its proportionate share of New Securities to the fullest extent permitted, the other Purchasers and Permitted Transferees may purchase its proportionate share of New Securities that such Purchaser or Permitted Transferee elected not to purchase. For purposes of this
     Section 4.12, each Purchaser's and Permitted Transferee's "proportionate share" means the number of New Securities proposed to be issued and sold multiplied by a fraction, the numerator of which is the number of shares of Common Stock issued to such Purchaser or Permitted Transferee pursuant to
     Article II hereof and held on such date by such Person (determined (i) during the Commitment Period, assuming that the Maximum Shares have been issued to the Purchasers or their Permitted Transferees and (ii) after the Commitment Period, based on the actual number of shares issued pursuant to
     Article II hereof and then held on such date by such Person) and the denominator of which is the total number of shares of Common Stock outstanding (determined (i) during the Commitment Period, on a fully diluted basis assuming full exercise and conversion of all outstanding options, warrants, rights and other securities which are convertible or exchangeable shares of Common Stock and issuance of the Maximum Shares, and
     (ii) after the Commitment Period, on a fully diluted basis assuming full exercise and conversion of all outstanding options, warrants, rights and other securities which are convertible or exchangeable for shares of Common Stock).

          (b) As used in this Section 4.12, the term "New Securities" shall mean
     (i) any capital stock of the Company, (ii) any rights, options or warrants to purchase any such capital stock, or to purchase any securities of any type whatsoever that are, or may become, convertible into or exercisable for any such capital stock, and (iii) any securities of any type whatsoever that are, or may become, convertible into or exercisable for any such capital stock; PROVIDED, HOWEVER, that "New Securities" shall not include
     (A) shares of Common Stock issued upon conversion or exercise of options, debentures, notes, warrants or rights outstanding as of the date hereof,
     (B) securities issued pursuant to the acquisition of another corporation or legal entity by the Company by merger, consolidation, purchase of all or substantially all of such other entity's assets, or acquisition transaction in which the Company participates on an arm's length basis, (C) securities (including options) issued in connection with any director or employee stock option plan approved by the Board of Directors of the Company (or any committee thereof) and the shareholders of the Company, or any shares of Common Stock issued to any employee or officer for his own investment and as part of a bona fide compensation plan approved by the Board of Directors, (D) any securities issued in replacement of, or as dividends attributable to, any securities of the Company outstanding as of the date hereof, (E) any securities issued to all holders of shares of Common Stock on a pro rata basis, (F) any securities issued (including, without limitation, any rights and any securities issued upon the exercise of such rights) in connection with a shareholders rights plan approved by the Board of Directors or (G) any securities issued upon conversion or exercise of New Securities that Purchasers previously elected not to exercise their purchase rights hereunder or as to which such purchase rights did not apply.

          (c) In the event the Company proposes to undertake an issuance of New Securities, it shall give Purchasers and the Permitted Transferees written notice of its intention to do so at least 20 days prior to such issuance, describing the New Securities and the price and terms upon which the Company proposes to issue the same (the "Original Notice"). Each Purchaser and Permitted Transferee may purchase (i) such number of New Securities up to such Purchaser's or Permitted Transferee's proportionate share of such New Securities ("Full Amount") plus (ii) to the extent other Purchasers or Permitted Transferees do not exercise their Full Amount, any additional New Securities that the other Purchasers or Permitted Transferees elected not to purchase in amount as agreed to by the Purchasers and Permitted Transferees electing to purchase such additional New Securities (it being understood that in no event shall the Company be required to issue, in the aggregate, an amount of New Securities in excess of the aggregate amount issuable if all Purchasers and Permitted Transferees purchased their respective Full Amounts), for the price and upon the terms and conditions pertaining to the issuance of the New Securities (notwithstanding any changes that may be made to the terms and conditions set forth in the Original Notice) by giving written notice to the Company no later than 15 days after the date of receiving the Original Notice ("Notice Date") identifying the number of New Securities to be purchased. If any Purchasers or Permitted Transferees elect to purchase any New Securities within such 15-day period, such New Securities shall be issued and sold to each of them in accordance with the terms and conditions pertaining to the issuance of the New Securities (notwithstanding any changes that may be made to the terms and conditions set forth in the Original Notice). Any New Securities that the Purchasers and Permitted Transferees elected not to purchase may be sold by the Company in accordance with the terms and conditions pertaining to such issuance of New Securities.

          (d) Notwithstanding anything to the contrary contained in this Section 4.12, upon any purchase of any New Securities by a Purchaser or Permitted Transferee pursuant to Section 4.12 on a later date than the issuance of the New Securities that gave rise to such Purchaser's or Permitted Transferee's purchase rights under Section 4.12, (i) the purchase price shall be adjusted by subtracting therefrom the value of any dividend or distribution received in respect of such New Securities after the date of such issuance and prior to the purchase by such Purchaser or Permitted Transferee hereunder, and (ii) the purchase price and number of shares or amount to be purchased shall be adjusted to reflect any stock split, stock dividend or other combination or reclassification of the capital stock during such time.

          (e) Upon written notice to the Company, each Purchaser and Permitted Transferee, in their sole discretion, may terminate all of its rights under this Section 4.12, or may suspend its rights under this Section 4.12 for any period of time set forth in such notice.

     SECTION 4.13. ADJUSTMENTS. If during the Commitment Period, the Company shall declare or pay a dividend on the Common Stock payable in shares of Common Stock or in rights to acquire Common Stock, or shall effect a stock split or reverse stock split, or a combination, consolidation or reclassification of the Common Stock, then the Closing Share Price shall be proportionately decreased or increased, as appropriate, to give effect to such event.

     SECTION 4.14. [RESERVED].

     SECTION 4.15. FINANCING FEES; ADVISORY FEES.

          (a) Subject to any rights held by any Person existing prior to the Closing Date (which the Company agrees it will not extend beyond their current term), and except for a fairness opinion relating to the transactions contemplated by this Agreement, for so long as Purchasers and Permitted Transferees own, in the aggregate, at least the Minimum Interest, in the event that the Board of Directors authorizes the Company to finance or refinance the Company or any of the Company's assets either through debt or equity offerings (other than securitizations of installment land and/or timeshare receivables) and elects to utilize the services of any investment or financial advisor or commercial (but excluding commercial banking services that are incidental to such debt or equity offerings) or investment banking firm in connection therewith, Morgan Stanley, Dean Witter & Co. or any Affiliate or subsidiary thereof ("MSDW") shall have the exclusive right to act as the Company's financial agent and advisor and to manage such financings or offerings (provided that MSDW has reasonable experience in the areas for which such services are to be provided, and provided further that the Board of Directors, in its reasonable judgement, has not determined that there exists any actual or potential conflict of interest with regard to such representation (but not including a conflict of interest that may exist as a result of Purchasers' ownership interest in the Company)), and, as compensation for such services shall be entitled to receive a fee equal to the then current market rate for similar financings or offerings expressed as a percentage of the aggregate gross proceeds received from such financing or offerings, which fees are to be paid to MSDW at the closing of such transaction. In connection with such services, the Company will enter into a placement, underwriting or other engagement agreement with MSDW or a subsidiary or Affiliate thereof, which shall contain terms and conditions customary for that type of service.

          (b) For so long as Purchasers and Permitted Transferees own, in the aggregate, at least the Minimum Interest, in the event the Company determines to sell all or substantially all of the assets of the Company or of all of the Company Subsidiaries, or to consolidate or merge into or with any other Person (whether or not the Company continues as the Surviving Person), or to acquire all or substantially all of the assets, business or securities of any other Person and elects to utilize the services of an investment or financial advisor or commercial (but excluding commercial banking services that are incidental to such transactions) or investment banking firm in connection therewith, MSDW shall have the exclusive right to act as advisor and/or underwriter to the Company in connection with such transactions (provided that the Board of Directors, in its reasonable judgment, has not determined that there exists any actual or potential conflict of interest with regard to such representation (but not including a conflict of interest that may exist as a result of Purchasers' ownership interest in the Company)), and, as compensation for such services to be provided, MSDW shall be entitled to receive a fee equal to the then current market rate for similar transactions, which fees are to be paid to MSDW at the closing of such transaction. In connection with such services, the Company will enter into a placement, underwriting or other engagement agreement with MSDW or a subsidiary or Affiliate thereof, which shall contain terms and conditions customary for that type of service.

     SECTION 4.16. SHAREHOLDER APPROVAL. The Company shall take all action necessary in accordance with all Applicable Law and in accordance with its Restated Articles of Organization and bylaws to convene a meeting of its shareholders as soon as reasonably practicable after the date hereof (but in no event later than the earlier to occur of (x) November 30, 1998, or (y) the Threshold Date) to consider and vote upon the issuance of the shares of Common Stock to be issued to Purchasers in accordance with this Agreement on or after the Threshold Date. The Company, acting through its Board of Directors, shall recommend to its shareholders the approval of the issuance of the shares of Common Stock to be issued to Purchasers in accordance with this Agreement, and shall use its reasonable best efforts to obtain such approval of its shareholders.

     SECTION 4.17. NOTICES OF PURCHASERS. Purchasers agree to promptly notify the Company of the consummation of any Transfer to any Person (including a Permitted Transferee) of any shares of Common Stock issued to Purchasers under the terms of this Agreement. Purchasers further agree to promptly notify the Company when the Purchasers and any Permitted Transferees own less than the Required Interest, the Minimum Interest and the Permitted Interest.

                                   ARTICLE V.

                             CONDITIONS OF CLOSING

     SECTION 5.01. CONDITIONS OF PURCHASE AT CLOSING. The obligations of Purchasers to purchase the Common Stock to be purchased at the Closing are subject to satisfaction or waiver of each of the following conditions on or prior to the Closing Date:

          (a) Representations and Warranties; Covenants. The representations and warranties of the Company contained in this Agreement and the Ancillary Documents and in each certificate or document delivered by the Company to Purchasers in connection with the transactions contemplated hereby and thereby shall be true and correct in all material respects on and as of the date of this Agreement or the date of such Ancillary Documents, certificates or other documents, as the case may be, and on and as of the Closing Date, with the same effect as though made on and as of the Closing Date (except for representations and warranties that speak as of a specific date other than the Closing Date (which need only be true and correct in all material respects as of such date)), and the Company shall have performed all obligations and complied in all material respects with all agreements, undertakings, covenants and conditions required hereunder and thereunder to be performed by it at or prior to the Closing.

          (b) Opinion of Counsel. Purchasers shall have received at the Closing from Choate, Hall & Stewart counsel to the Company, a favorable written opinion dated as of the Closing Date which shall be to the effect set forth in EXHIBIT D hereto.

          (c) No Injunction. There shall not be in effect any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated hereby.

          (d) Regulatory Approvals. All Permits, Consents, authorizations, orders and approvals of, and filings and registrations with any Governmental Entity or any other Person required to be made or obtained under any federal or state law, rule or regulation in connection with the execution, delivery and performance of this Agreement and the Ancillary Documents and the consummation of the transactions contemplated hereby and thereby on the Closing Date shall have been obtained or made, and all statutory waiting periods thereunder in respect thereof shall have expired, in each case, without the imposition of any terms or conditions which, either individually or in the aggregate, are unduly burdensome to Purchasers or any of their Affiliates or are such that, had they been known to Purchasers prior to the date hereof, it is reasonable to conclude that Purchasers would not have entered into this Agreement or the transactions contemplated hereby.

          (e) Company Certificate. The Company shall have delivered to Purchasers a certificate, dated the Closing Date, signed by its chief executive officer and its chief financial officer, in form and substance satisfactory to Purchasers to the effect that the conditions set forth in this Section 5.01 hereof have been satisfied.

          (f) Registration Rights Agreement. (i) The Registration Rights Agreement shall have been executed and delivered by the parties thereto and shall be in full force and effect and (ii) all Consents, approvals, waivers, amendments, or authorizations required under any agreements set forth in SCHEDULE 3.01(c) in connection with the execution, delivery and performance by the Company of the Registration Rights Agreement which are necessary in order for Purchasers to have the full benefit or enjoyment of the provisions of the Registration Rights Agreement shall have been obtained.

          (g) Payment of Expenses. The Company shall have paid to Purchasers the costs and expenses described in Section 7.07 hereof.

          (h) Appointment of Purchaser Designees. The Purchaser Designees shall have been appointed to the Board of Directors.

          (i) Shareholder Voting Agreements. The Shareholder Voting Agreements shall have been executed and delivered by each Person listed on SCHEDULE 5.01(i) hereof and shall be in full force and effect.

          (j) Amendment of Bylaws. The Company's bylaws shall have been amended to provide for a staggered board of directors in accordance with EXHIBIT E hereto, such amendment shall be in form and substance reasonably satisfactory to Purchasers and shall have been approved by the Board of Directors, such amendment shall have been duly filed if filing thereof is required by any Governmental Entity or the New York Stock Exchange, such amended bylaws shall be in full force and effect and copies of such amended bylaws shall have been delivered to Purchasers.

          (k) Exchange Listing. The maximum number of shares of Common Stock which can be issued to Purchasers prior to the Threshold Date (which shall be equal to 19.99% of the issued and outstanding shares of Common Stock on the Closing Date (but excluding any shares of Common Stock issued to

     Purchasers of the Permitted Transferees on the Closing Date)), shall be approved for listing on the New York Stock Exchange and the Pacific Stock Exchange subject to notice of issuance.

     SECTION 5.02. CONDITIONS OF SALE AT CLOSING. The obligation of the Company to sell and issue the Common Stock to be sold and issued at the Closing is subject to satisfaction or waiver of each of the following conditions on or prior to the Closing Date:

          (a) Representations and Warranties; Covenants. The representations and warranties of Purchasers contained in this Agreement and the Ancillary Documents and in any certificates or other documents delivered by Purchasers to the Company in connection with the transactions contemplated hereby and thereby shall be true and correct in all material respects on and as of the date of this Agreement or the date of such Ancillary Documents, certificates or other documents, as the case may be, and on and as of the Closing Date with the same effect as though made on and as of the Closing Date (except for representations and warranties that speak as of a specific date other than the Closing Date (which need only be true and correct in all material respects as of such date)), and Purchasers shall have performed all obligations and complied in all material respects with all agreements, undertakings, covenants and conditions required to be performed by each of them at or prior to the Closing.

          (b) No Injunction. There shall not be in effect any order, decree or injunction of a court or agency of competent jurisdiction with enjoins or prohibits consummation of the transactions contemplated hereby.

          (c) Regulatory Approvals. All Permits, Consents, authorizations, orders and approvals of, and filings and registrations with any Governmental Entity or any other Person required to be made or obtained under any federal or state law, rule or regulation for or in connection with the execution, delivery and performance of this Agreement and the Ancillary Documents and the consummation of the transactions contemplated hereby and thereby on the Closing Date shall have been obtained or made, and all statutory waiting periods thereunder in respect thereof shall have expired, in each case without the imposition of any terms or conditions which, either individually or in the aggregate, are unduly burdensome to the Company or any of its Affiliates or are such that, had they been known to the Company prior to the date hereof, it is reasonable to conclude that the Company would not have entered into this Agreement or the transactions contemplated hereby.

          (d) Exchange Listing. The maximum number of shares of Common Stock which can be issued to Purchasers prior to the Threshold Date (which shall be equal to 19.99% of the issued and outstanding shares of Common Stock on the Closing Date (but excluding any shares of Common Stock issued to Purchasers of the Permitted Transferees on the Closing Date)), shall be approved for listing on the New York Stock Exchange and the Pacific Stock Exchange subject to notice of issuance.

          (e) Purchasers' Certificate. Each Purchaser shall have delivered to the Company a certificate, dated the Closing Date, in form and substance satisfactory to the Company to the effect that the conditions set forth in this Section 5.02 have been satisfied.

     SECTION 5.03. CONDITIONS OF PURCHASE OF REMAINING SHARES. The Purchasers' obligations to purchase the Remaining Shares on each Subsequent Closing Date shall be subject to, in each case, satisfaction or waiver of each of the following conditions on or prior to each Subsequent Closing Date:

          (a) Representations and Warranties; Covenants. The representations and warranties of the Company contained in this Agreement and the Ancillary Documents and in each certificate or document delivered by the Company to Purchasers in connection with the transactions contemplated hereby and thereby shall be true and correct in all material respects on and as of the Subsequent Closing Date, with the same effect as though made on or as of the Subsequent Closing Date (except for representations and warranties that speak as of a specific date other than such Subsequent Closing Date (which need only be true and correct in all material respects as of such date)), and the Company shall have performed all obligations and complied in all material respects with all agreements, undertakings, covenants and conditions required hereunder and thereunder to be performed by the Company at or prior to the Subsequent Closing Date.

          (b) Opinion of Counsel. Purchasers shall have received at the closing of any sale and purchase of any Remaining Shares (each a "Subsequent Closing") from Choate, Hall & Stewart or any other counsel to the Company satisfactory to Purchasers, a favorable written opinion dated as of the date of the Subsequent Closing which shall be to the effect set forth in Exhibit D hereto.

          (c) No Injunction. There shall not be in effect any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the sale and purchase of the Remaining Shares to be purchased by Purchasers at the Subsequent Closing.

          (d) Company Certificate. The Company shall have delivered to Purchasers a certificate, dated as of the Subsequent Closing Date, signed by its chief executive officer and its chief financial officer, in form and substance satisfactory to Purchasers to the effect that the conditions set forth in this Section 5.03 hereof have been satisfied.

          (e) Payment of Expenses. The Company shall have paid to Purchasers the costs and expenses incurred by Purchasers in connection with the Subsequent Closing pursuant to Section 7.07 hereof.

          (f) Material Adverse Effect. Since the Closing Date, there shall not have been any change, event, occurrence or development in the assets, business, properties, liabilities, business affairs, condition (financial or otherwise), or results of operations of the Company or any Company Subsidiary that has had or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

          (g) Market. (i) Trading generally shall not have been suspended or materially limited on or by, as the case may be, either the New York Stock Exchange or the Pacific Stock Exchange, (ii) trading of any securities of the Company or the Company Subsidiaries shall not have been suspended on the New York Stock Exchange or the Pacific Stock Exchange, (iii) a general moratorium on commercial banking activities in New York shall not have been declared by either Federal or New York State authorities and (iv) there shall not have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in any such case, in Purchasers' judgment, is material and adverse to the Company.

          (h) Exchange Listing. The Remaining Shares to be issued to Purchasers on the Subsequent Closing Date shall be approved for listing on the New York Stock Exchange and Pacific Stock Exchange (or such other national securities exchange or securities trading system on which the Common Stock is listed) subject to official notice of issuance and notice of results of the shareholder vote prior to the Threshold Date.

          (i) Shareholder Approval. For any Remaining Shares to be issued on or after the Threshold Date, the shareholders of the Company shall have duly approved the issuance of such shares of Common Stock pursuant to this Agreement (the "Required Shareholder Approval") in accordance with Section
     4.16 of the Agreement and all Applicable Laws.

          (j) Regulatory Approvals. All Permits, Consents, authorizations, orders and approvals of, and filings and registrations with any Governmental Entity or any other Person required to be made or obtained under any federal or state law, rule or regulation in connection with the consummation of the transactions contemplated hereby on such Subsequent Closing Date shall have been obtained or made, and all statutory waiting periods thereunder in respect thereof shall have expired, in each case, without the imposition of any terms or conditions which, either individually or in the aggregate, are unduly burdensome to Purchasers or any of their Affiliates or are such that, had they been known to Purchasers prior to the date hereof, it is reasonable to conclude that Purchasers would not have entered into this Agreement or the transactions contemplated hereby.

     SECTION 5.04. CONDITIONS OF SALE OF REMAINING SHARES. The obligation of the Company to sell and issue any Remaining Shares is subject to satisfaction or waiver of each of the following conditions on or prior to any Subsequent Closing
Date:

          (a) Representations and Warranties; Covenants. The representations and warranties of Purchaser contained in this Agreement and the Ancillary Documents and in each certificate or document delivered by Purchasers to the Company in connection with the transactions contemplated hereby and thereby shall be true and correct in all material respects on and as of the Subsequent Closing Date with the same effect as though made on and as of the Subsequent Closing Date (except for representations and warranties that speak as of a specific date other than such Subsequent Closing Date (which need only be true and correct in all material respects as of such date)), and Purchasers shall have performed all obligations and complied with all agreements, undertakings, covenants and conditions required by each of them to be performed at or prior to the Subsequent Closing Date.

          (b) No Injunction. There shall not be in effect any order, decree or injunction of a court or agency of competent jurisdiction with enjoins or prohibits consummation of the sale and purchase of the Remaining Shares to be sold and issued by the Company at the Subsequent Closing.

          (c) Purchasers' Certificate. Purchasers shall have delivered to the Company a certificate, dated as of the Subsequent Closing Date, in form and substance satisfactory to the Company to the effect that the conditions set forth in this Section 5.04 have been satisfied.

          (d) Shareholder Approval. For any Remaining Shares to be issued on or after the Threshold Date, the Required Shareholder Approval shall have been obtained.

          (e) Regulatory Approvals. All Permits, Consents, authorizations, orders and approvals of, and filings and registrations with any Governmental Entity or any other Person required to be made or obtained under any federal or state law, rule or regulation for or in connection with the consummation of the transactions contemplated hereby on such Subsequent Closing Date shall have been obtained or made, and all statutory waiting periods thereunder in respect thereof shall have expired, in each case without the imposition of any terms or conditions which, either individually or in the aggregate, are unduly burdensome to the Company or any of its Affiliates or are such that, had they been known to the Company prior to the date hereof, it is reasonable to conclude that the Company would not have entered into this Agreement or the transactions contemplated hereby.

          (f) Exchange Listing. The Remaining Shares to be issued to Purchasers on the Subsequent Closing Date shall be approved for listing on the New York Stock Exchange and Pacific Stock Exchange (or such other national securities exchange or securities trading system on which the Common Stock is listed) subject to official notice of issuance and notice of results of the shareholder vote prior to the Threshold Date.

                                  ARTICLE VI.

                                   [RESERVED]

                                  ARTICLE VII.

                                 MISCELLANEOUS

     SECTION 7.01. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All covenants and agreements and all representations and warranties made herein or in any Schedule or Exhibit hereto, or in any certificates or documents delivered in connection with the Closing shall survive the Closing for a period of 18 months following each issuance of shares of Common Stock to Purchasers pursuant to Sections 2.01 and 2.03 of this Agreement.

     SECTION 7.02. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given, if delivered personally, by telecopier or sent by overnight courier as follows:

     (a) If to Purchasers, to:

c/o Morgan Stanley Real Estate Fund III, L.P.          With copies to:
  37th Floor                                           Jones, Day, Reavis & Pogue
  1585 Broadway                                        2300 Trammell Crow Center
  New York, New York 10036-8293                        2001 Ross Avenue
  Phone: (212) 761-6084                                Dallas, Texas 75201
  Fax: (212) 761-0508                                  Phone: (214) 220-3939
  Attn: Mr. Michael Franco and                         Fax: (214) 969-5100
  Mr. Michael Foster                                   Attn: David J. Lowery, Esq.

     (b) If to the Company, to:

                                                       With a copy to:
Bluegreen Corporation                                  Choate, Hall & Stewart
  4960 Blue Lake Drive                                 Exchange Place
  Boca Raton, Florida 33431                            53 State Street
  Phone: (561) 912-8000                                Boston, Massachusetts 02109
  Fax: (561) 912-8100                                  Phone: (617) 248-5000
  Attn: Patrick E. Rondeau, Esq.                       Fax: (617) 248-4000
  Mr. John F. Chiste                                   Attn: William P. Gelnaw, Esq.

 or to such other address or addresses as shall be designated in writing. All notices shall be effective when received.

     SECTION 7.03. ENTIRE AGREEMENT; AMENDMENT. This Agreement and the Ancillary Documents and the documents described herein and therein or attached or delivered pursuant hereto or thereto set forth the entire agreement between the parties hereto with respect to the transactions contemplated by this Agreement. Any provision of this Agreement may be amended or modified in whole or in part at any time by an agreement in writing among the parties hereto (provided that agreement by the Purchasers and the Permitted Transferee shall only require agreement of the Purchasers and Permitted Transferees holding a majority of the shares of Common Stock issued pursuant to this Agreement) executed in the same manner as this Agreement. No failure on the part of any party to exercise, and no delay in exercising, any right shall operate as a waiver thereof nor shall any single or partial exercise by any party of any right preclude any other or future exercise thereof or the exercise of any other right. No investigation by Purchasers of the Company prior to or after the date hereof shall stop or prevent Purchasers from exercising any right hereunder or be deemed to be a waiver of any such right. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

     SECTION 7.04. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same instrument.

     SECTION 7.05. GOVERNING LAW. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Massachusetts applicable to contracts made and to be performed in that State without giving effect to the conflict of laws of that State.

     SECTION 7.06. PUBLIC ANNOUNCEMENTS. Subject to each party's disclosure obligations imposed by law and any stock exchange, the Company agrees to provide Purchasers for their review all news releases and other public disclosures that the Company anticipates distributing relating to this Agreement and the transactions contemplated hereby prior to any dissemination of the same. Purchasers shall also have the right to review and, before filing or other public dissemination, approve (which approval will not be unreasonably withheld) any statements made or information provided with respect to Purchasers or the Permitted Transferees or the transactions contemplated by this Agreement, including, without limitation, such statements intended to be included in any future Securities Filings prepared by or on behalf of the Company. Subject to its disclosure obligations imposed by law and the New York Stock Exchange or Pacific Stock Exchange, the Company shall not use the name (or any derivative thereof) of any Purchaser or Permitted Transferee in any news release or public disclosures without the prior written consent of Purchasers.

     SECTION 7.07. EXPENSES. The Company and the Company Subsidiaries shall bear their own costs and expenses incurred in connection with this Agreement and the Ancillary Documents and the transactions contemplated hereby and thereby, including the fees and expenses of the Company's financial advisors, accountants and counsel. Upon the Closing, the Company agrees to pay or reimburse Purchasers on the Closing Date for all reasonable out-of-pocket costs and expenses incurred by Purchasers arising in connection with Purchasers' due diligence investigation of the Company, the preparation and negotiation of this Agreement and the Ancillary Documents and the consummation of the transactions contemplated hereby and thereby, including, without limitation, all filing fees, travel expenses and the reasonable fees and expenses of Purchasers' counsel, accountants and consultants. On each Subsequent Closing Date, the Company agrees to pay or reimburse Purchasers for all reasonable out-of-pocket costs and expenses incurred by Purchasers arising in connection with consummating the transactions contemplated hereby, including, without limitation, all filing fees, travel expenses and the reasonable fees and expenses of Purchasers' counsel, accountants and consultants. In no event shall the Company's aggregate reimbursement obligation for the foregoing exceed $250,000.

     SECTION 7.08. INDEMNIFICATION.

          (a) The Company agrees to indemnify and save harmless Purchasers, each person who controls Purchasers within the meaning of the Exchange Act (including the general partners thereof), and each of the respective partners, officers, directors, employees, agents and Affiliates of the foregoing in their respective capacities as such (the "Purchaser Indemnitees"), to the fullest extent lawful, from and against any and all actions, suits, claims, proceedings, costs, damages, judgments, amounts paid in settlement (subject to Section 7.08(d)) and expenses (including reasonable attorneys' fees and disbursements) (collectively, "Losses") relating to or arising out of (i) any inaccuracy in or breach of the representations, warranties, covenants or agreements made by the Company herein when made or deemed made (provided that if the Company has disclosed in writing to Purchasers any inaccuracy or breach of representations or warranties prior to a Closing or Subsequent Closing and the Purchasers elect to consummate the transactions at such Closing or Subsequent Closing, the Company shall have no obligations to indemnify the Purchaser Indemnitees for such inaccuracy or breach); (ii) any other conduct by the Company or its employees or agents as a result of which, in whole or in part, any Purchaser Indemnitee is made a party to, or otherwise incurs any loss pursuant to, any action, suit, claim or proceeding arising out of or relating to any such conduct; or (iii) any action or failure to act undertaken by a Purchaser Indemnitee at the request of the Company.

          (b) The Company shall reimburse the Purchaser Indemnitees for all reasonable out-of-pocket expenses (including attorneys' fees and disbursements) as they are incurred in connection with investigating, preparing to defend or defending any such action, suit, claim or proceeding (including any inquiry or investigation) whether or not a Purchaser Indemnitee is a party thereto.

          (c) In the event that the foregoing indemnity is unavailable to any Purchaser Indemnitee for any reason, the Company agrees to contribute to any such Losses and will do so in such proportion as is appropriate to reflect the relative fault of each party in connection with the conduct which resulted in the Losses. The parties agree that it would not be just or equitable if contribution were determined by pro rata allocation or by any other method of allocation which does not take account of relative fault and other equitable considerations. The parties further agree that if and to the extent that pro rata contribution were nevertheless considered by a court, all Purchaser Indemnitees shall collectively be deemed to be one person. No Purchaser Indemnitee shall in any event have liability to the Company arising out of an inaccuracy in or breach of the representations, warranties, covenants or agreements made by the Company herein, other conduct by the Company or their employees or agents, or any action or failure to act undertaken by a Purchaser Indemnitee at the request of the Company.

          (d) A Purchaser Indemnitee shall give written notice to the Company of any claim with respect to which it seeks indemnification promptly after the discovery by such party of any matters giving rise to a claim for indemnification; PROVIDED that the failure of any Purchaser Indemnitee to give notice as provided herein shall not relieve the Company of its obligations under this Section 7.08 unless and to the extent that the Company shall have been prejudiced by the failure of such Purchaser Indemnitee to so notify the Company. In case any such action, suit, claim or proceeding is brought against a Purchaser Indemnitee, the Company shall be entitled to participate in the defense thereof and, to the extent that it may wish, to assume the defense thereof, with counsel satisfactory to such Purchaser Indemnitee, and after notice from the Company of its election so to assume the defense thereof, the Company will not be liable to such Purchaser Indemnitee under this Section 7.08 for any legal or other expense subsequently incurred by such Purchaser Indemnitee in connection with the defense thereof; PROVIDED, HOWEVER, that (i) if the Company shall elect not to assume the defense of such claim or action or (ii) if such Purchaser Indemnitee reasonably determines that there may be a conflict between the positions of the Company and of Purchaser Indemnitee in defending such claim or action, then separate counsel shall be entitled to participate in and conduct the defense, and the Company shall be liable for any legal or other expenses reasonably incurred by Purchaser Indemnitee in connection with the defense. The Company shall not be liable for any settlement of any action, suit, claim or proceeding effected without its written consent; PROVIDED, HOWEVER, that the Company shall not unreasonably withhold, delay or condition its consent. The Company further agrees that it will not, without Purchaser Indemnitee's prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof in any pending or threatened action, suit, claim or proceeding in respect of which indemnification may be sought hereunder (whether or not any Purchaser Indemnitee is an actual or potential party to such action, suit, claim or proceeding) unless such settlement or compromise includes an unconditional release of Purchasers and each other Purchaser Indemnitee from all liability arising out of such action, suit, claim or proceeding.

          (e) The obligations of the Company under this Section 7.08 shall survive the transfer of the shares of Common Stock or the termination of this Agreement or the consummation of the transactions contemplated hereby.

          (f) The rights of Purchasers under this Section 7.08 shall be in addition to any liability that the Company might otherwise have to Purchasers under this Agreement, at common law or otherwise.

     SECTION 7.09. SUCCESSORS AND ASSIGNS. Subject to Applicable Law and the provisions of Section 4.07, Purchasers may assign their respective rights under this Agreement in whole or in part to any Permitted Transferee, but no such assignment shall relieve any Purchaser of its obligations hereunder. No transferee of Purchasers (or the Permitted Transferees) which is not a Permitted Transferee shall have any rights under this Agreement. The Company may not assign any of its rights or delegate any of its duties under this Agreement without the prior written consent of Purchasers. Any purported assignment in violation of this Section 7.09 shall be void.

     SECTION 7.10. JURISDICTION. The courts of the State of New York in New York County and the United States District Court for the Southern District of New York shall have jurisdiction over the parties with respect to any dispute or controversy between them arising under or in connection with this Agreement and, by execution and delivery of this Agreement, each of the parties to this Agreement submits to the jurisdiction of those courts, including, but not limited to, the in PERSONAM and subject matter jurisdiction of those courts, waives any objections to such jurisdiction on the grounds of venue or FORUM NON CONVENIENS, the absence of in PERSONAM or subject matter jurisdiction and any similar grounds, consents to service of process by mail (in accordance with Section 7.02) or any other manner permitted by law, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement.

     SECTION 7.11. SPECIFIC PERFORMANCE. The Company acknowledges that the rights granted to Purchasers in this Agreement are of a special, unique and extraordinary character, and that any breach of this Agreement by the Company could not be compensated for by damages. Accordingly, if the Company breaches its obligations under this Agreement, Purchasers shall be entitled, in addition to any other remedies that they may have, to seek enforcement of this Agreement by a decree of specific performance requiring the Company to fulfill its obligations under this Agreement.

     SECTION 7.12. CAPTIONS. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

     SECTION 7.13. SEVERABILITY. Should any part of this Agreement for any reason be declared invalid, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in full force and effect as if this Agreement had been executed with the invalid portion thereof eliminated, and it is hereby declared the intention of the parties here to that they would have executed the remaining portion of this Agreement without including therein any such part or parts which may, for any reason, be hereafter declared invalid.

     SECTION 7.14. MUTUAL WAIVER OF JURY TRIAL. Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert person and the parties wish applicable state and federal laws to apply (rather than arbitration rules), the parties desire that their disputes be resolved by a judge applying such Applicable Laws. Therefore, to achieve the best combination of the benefits of the judicial system and of arbitration, the parties hereto waive all right to trial by jury in any action, suit or proceeding brought to enforce or defend any rights or remedies under this Agreement.

     SECTION 7.15. EXCULPATION. Notwithstanding any provision herein to the contrary, the liability of each Purchaser shall be limited to the assets of such Purchaser and no partner, shareholder, officer, director, employee or agent of Purchaser shall have any personal liability hereunder (except to the extent provided under Applicable Law with respect to unlawful distribution or fraudulent transfers or conveyances).

     SECTION 7.16. OBLIGATIONS. All obligations of Purchasers under this Agreement shall be joint and several.

     SECTION 7.17. SCHEDULES. All references to a "Schedule" in this Agreement shall refer to the schedules included in the letter from the Company to Purchasers dated as of the date hereof which is hereby incorporated herein by reference.

                                   SIGNATURES

     IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto or by their respective duly authorized officers, all as of the date first above written.

BLUEGREEN CORPORATION

By: /s/ George F. Donovan
    --------------------------------------------------------
    Name: George F. Donovan
    Title: President and Chief Executive Officer

MORGAN STANLEY REAL ESTATE
FUND III, L.P.

By: MSREF III, Inc.
Its: General Partner

By: /s/ Michael J. Franco
    --------------------------------------------------------
    Name: Michael J. Franco
    Title: Vice President

MORGAN STANLEY REAL ESTATE
INVESTORS III, L.P.

By: MSREF III, Inc.
Its: General Partner

By: /s/ Michael J. Franco
    --------------------------------------------------------
    Name: Michael J. Franco
    Title: Vice President

MSP REAL ESTATE FUND, L.P.

By: MSREF III, Inc.
Its: General Partner

By: /s/ Michael J. Franco
    --------------------------------------------------------
    Name: Michael J. Franco
    Title: Vice President

MSREF III SPECIAL FUND, L.P.

By: MSREF III, Inc.
Its: General Partner

By: /s/ Michael J. Franco
    --------------------------------------------------------
    Name: Michael J. Franco
    Title: Vice President

                                                                     APPENDIX II


                         LADENBURG THALMANN & CO. INC.


                                                                 August 13, 1998

The Board of Directors
Bluegreen Corporation
5295 Town Center Road
Boca Raton, FL 33486

Gentlemen:

     You have requested our opinion as to fairness from a financial point of view to the stockholders of Bluegreen Corporation ("Bluegreen" or the "Company") of the consideration to be received by the Company in connection with the sale of the Company's common stock to Morgan Stanley Real Estate Fund III, L.P., Morgan Stanley Real Estate Investors III, L.P., MSP Real Estate Fund, L.P. and MSREF III Special Fund, L.P. (collectively the "Purchasers").

     The draft Securities Purchase Agreement (the "Purchase Agreement") by and among the Purchasers and Bluegreen dated August 11, 1998 provides that at the time of Closing the Company agrees to sell and the Purchasers agree to buy 2,941,177 shares of the Company's common stock at the Closing Price defined as $8.50 per share for an aggregate consideration of $25.0 million. The Purchase Agreement further defines the terms, conditions and forms of post-closing purchases of the Company's common stock, for an eighteen month period following the close of the transaction. With respect to the post-closing purchases, the Purchasers have the right to purchase in part or in whole an additional 2,941,177 shares of the common stock at the Closing Price. Furthermore, with respect to the post closing purchases, the Company has the right to sell in part or in whole an additional 2,941,177 shares to the Purchasers at the Closing Price.

     In arriving at our opinion, we have reviewed such information as we have deemed necessary or appropriate for the purpose of stating the opinions expressed herein. We have reviewed information including, but not limited to, the following: (i) the draft of the Securities Purchase Agreement dated August 11, 1998; (ii) audited financial statements for the Company for the three fiscal years ended March 29, 1998; (iii) unaudited financial statements for the three months ended June 29, 1997 and June 29, 1998, respectively; (iv) financial forecasts and related information provided to us by the Company; (v) drafts of the Voting and Cooperation Agreement and Registration Rights Agreement dated August 11, 1998; (vi) Bluegreen's common stock price and trading history, and
(vii) publicly available market information regarding Bluegreen and its competitors. In addition, we have had several conversations with the Company's management regarding Bluegreen, its business prospects, competitors and the industry.

     In rendering our opinion, we have assumed and relied upon the accuracy, completeness and fairness, without assuming any responsibility for the independent verification of, all financial and other information that was available to us from public sources, that was provided to us by Bluegreen, or that was otherwise reviewed by us. With respect to financial forecasts, we have assumed that they have been reasonably prepared reflecting the best currently available estimates and judgments of the Company's management as to the future financial performance of the Company. We have not made or been provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Bluegreen, nor have we been furnished with any such evaluation or appraisals. Our opinion is necessarily based upon information available to us, and financial, stock market and other conditions and circumstances existing and disclosed to us, as of the date hereof.

     In conducting our investigation and analyses and in arriving at our opinion expressed herein, we have taken into account such accepted financial and investment banking procedures and considerations as we have deemed relevant, including: (i) historical revenues, operating earnings, net income and capitalization of the Company and certain other publicly held companies in businesses we believe to be comparable to the Company's; (ii) acquisition multiples that have historically been paid for other companies in businesses we believe to be comparable to the Company's; (iii) a restricted stock analysis examining the discount/premiums paid in the purchase of restricted public common stock for companies of comparable size to Bluegreen; (iv) the current financial and market position and results of operations of the Company; and (v) the general condition of the securities market.

     We have assumed, with the consent of the Company, that this transaction will comply with all applicable federal and state laws and will not result in the breach or cancellation of any contracts material to the Company.

     As part of our investment banking services, we are regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for estate, corporate or other purposes. We have been retained by the Board of Directors of Bluegreen to provide this opinion and have received fees and indemnification against certain liabilities for the services rendered pursuant to this engagement.

     In the ordinary course of business, we actively trade securities for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in the debt or equity securities of the Company. As you are aware, we also regularly publish research reports regarding the business and securities of publicly-owned companies, including Bluegreen.


     It is understood that this letter is for the information of the Board of Directors of the Company in connection with the proposed purchase of the Company's common stock by the Purchasers and does not constitute a recommendation to any director as to how such director should vote on the proposed transaction. It is also understood that this letter does not constitute a recommendation to any shareholder as to how such shareholder should vote on any matter related to the transaction. It is understood that this fairness opinion is not to be quoted, excerpted or summarized, in whole or in part, without our prior written consent. We understand that this opinion will be filed with the Securities and Exchange Commission and distributed to the Company's stockholders as part of the Company's proxy statement in connection with the issuance and sale of the Company's common stock to the Purchasers. We hereby consent to the foregoing use of this opinion.


     Based upon and subject to the foregoing it is our opinion that, as of the date hereof, the consideration to be received by the Company from the Purchasers is fair, from a financial point of view, to the public stockholders of the Company.
                                          Very truly yours,

                                          /s/ Ladenburg Thalmann

                                          LADENBURG THALMANN & CO.  INC.

                                                                    Appendix III


                             BLUEGREEN CORPORATION
                              4960 BLUE LAKE DRIVE
                              BOCA RATON, FL 33431


The undersigned stockholder of BLUEGREEN CORPORATION, a Massachusetts corporation, hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement, each dated October 21, 1998, and hereby appoints Patrick E. Rondeau and Anthony M. Puleo, acting singly and both of them acting together, proxies and attorneys-in-fact with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of BLUEGREEN CORPORATION to be held on November 20, 1998 at the Company's offices at 4960 Blue Lake Drive, Boca Raton, Florida, and at any adjournment(s) thereof and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below. Such attorneys or substitutes shall have and may exercise all of the powers of said attorneys-in-fact thereunder.


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER, OR IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT(S) THEREOF.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING:

        to approve a series of related transactions resulting in the issuance and sale of up to an aggregate of 5,882,354 shares of the Company's common stock at a price per share equal to $8.50 to Morgan Stanley Real Estate Fund III, L.P., Morgan Stanley Real Estate Investors III, L.P., MSP Real Estate Fund, L.P. and MSREF III Special Fund, L.P. (collectively, the "Purchasers"), pursuant to a Securities Purchase Agreement (the "Purchase Agreement") dated as of August 14, 1998 by and among the Company and the Purchasers.

             FOR    [ ]        AGAINST  [ ]       ABSTAIN  [ ]

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before this meeting and any adjournment(s) thereof.

                                                Please sign exactly as your name
                                                appears on this proxy. When
                                                shares are held by joint tenants
                                                or as community property, both
                                                should sign. When signing as
                                                attorney, executor,
                                                administrator, trustee or
                                                guardian, please give full title
                                                as such. If a corporation,
                                                please sign the full corporate
                                                name by President or other
                                                authorized officer. If a
                                                partnership, please sign in
                                                partnership name by authorized
                                                person.
                                                Dated:                    , 1998
                                                   ------------------------

                                                --------------------------------
                                                Signature(s)

                                                --------------------------------
                                                Signature(s)